UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )
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West Pharmaceutical Services, Inc.

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CEO Letter
Dear Shareholders:
2021 was a year of tremendous growth for West as we continued to demonstrate our commitment to improving patient lives during the second year of the pandemic. As our industry worked to resume as much normalcy as possible to address ever-present, underlying healthcare conditions and diseases, West remained steadfast in our approach. We partnered with our biopharmaceutical and medical device customers to help them develop and deliver novel treatment options and vaccines to fight both COVID-19 and the myriad of routine diseases that patients continue to face.
With focused execution of our market-led strategy, West continued to offer unique product solutions targeted specifically for biologics, generics, standard pharmaceuticals and device/diagnostics. We also made more than $253 million in capital investments within our manufacturing network to meet increased customer demand and to fulfill ongoing commitments which enabled us to increase product delivery associated with the pandemic and grow our core business.
Equally important to our team is the sustainability of our business commitments. We made significant progress in advancing our environmental, social and governance (“ESG”) goals this year by expanding our ESG transparency reporting to align with the Task Force for Climate-Related Financial Disclosure recommendations, while continuing to advance all other areas of our Corporate Responsibility strategy. Our efforts were recognized this year by an MSCI ESG rating of AAA, by Barron’s, which named West as one of the 100 Most Sustainable Companies in America and by Newsweek, which listed West as one of America’s Most Responsible Companies.
As in years past, the Management team has worked together with the Board of Directors to ensure the performance of our team is reflected in their compensation and awards framework and is aligned with the business results we have delivered. The detailed pay-for-performance plans of our executives, which in the past have received more than 95 percent support from you, our shareholders, are detailed in this Proxy Statement.
With time comes change, and in 2021, our Board welcomed a new member, Molly Joseph, former CEO of UnitedHealthcare Global, and also prepared for the announced retirement of our 2021 Chair of the Board, Patrick Zenner. For the past 20 years, Pat has been an instrumental member of our Board serving as an outstanding leader, visionary and champion for West and our communities across the globe. We would like to extend our appreciation to him for his long-standing commitment and dedication to our Board and to the Company. I also want to congratulate Board Member Paolo Pucci on being named Lead Independent Director.
As we prepare for 2022 and beyond, we remain resolute in our commitment to improving patient lives through the containment and delivery of injectable therapies. Our more than 10,000 team members know and appreciate the essential role we play in the industry and are to be thanked for their tireless dedication to our purpose.
I wish all our shareholders health and safety, and I thank you for your continued support of West.
Eric M. Green
President & Chief Executive Officer

West Pharmaceutical Services, Inc. Notice of 2022 Annual Meeting
530 Herman O. West Drive
Exton, Pennsylvania 19341
April 14, 2022
Due to uncertainty regarding the COVID-19 pandemic and guidance issued by public health officials, we have determined that it is again in the best interests of shareholders to hold a virtual shareholder meeting for 2022. By holding a virtual meeting, we will be protecting the health and well-being of our shareholders, team members and community.
The 2022 Annual Meeting of Shareholders of West Pharmaceutical Services, Inc. will be held at 10:00 AM U.S. Eastern Daylight Time on Tuesday, May 24, 2022.
To participate in the virtual Annual Meeting or to vote in that meeting, shareholders must enter the 16-digit digital control number found on their individualized proxy cards at the meeting specific website www.virtualshareholdermeeting.com/WST2022 on the day of the meeting. Online access to the webcast will open 15 minutes prior to the start of the meeting. We encourage you to log on early. Additionally, shareholders participating in the Annual Meeting via the webcast may submit questions through the virtual meeting platform by following the instructions described in this Proxy Statement and on the website.
The scheduled items of business are:
1.
Election of nominees named in the Proxy Statement as directors, each for a term of one year or until their successor is appointed or elected

2.
Consideration of an advisory vote to approve Named Executive Officer compensation

3.
Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2022

We will also transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
Shareholders of record of West common stock at the close of business on March 1, 2022 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.
Kimberly B. MacKay
Sr. Vice President, General Counsel
and Corporate Secretary
Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting on May 24, 2022
This Notice of Annual Meeting and Proxy Statement (“Notice”) and the 2021 Annual Report on Form 10-K (“2021 Annual Report”) are available on our website at:
www.westpharma.com/investors
Your Vote is Important
Please vote as promptly as possible electronically via the Internet or by completing, signing, dating, and returning the proxy card or voting instruction card.

Proxy Summary
Proxy Summary
Below is a summary of important information you will find in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Summary of Shareholder Voting Matters
Our Board of Directors is soliciting your vote on matters that will be presented at our 2022 Annual Meeting of Shareholders and at any adjournment or postponement thereof. This Proxy Statement contains information to assist you in voting your shares.
The Notice, the accompanying proxy card or voting instruction card and our 2021 Annual Report, including our annual report wrap, are being mailed starting on or about April 14, 2022.
Recommended
Proposal 1: Election of Directors		Page 9	✔	FOR
Mark A. Buthman William F. Feehery Robert F. Friel Eric M. Green Thomas W. Hofmann	Molly E. Joseph Deborah L. V. Keller Myla P. Lai-Goldman Douglas A. Michels Paolo Pucci		Each Nominee
Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation		Page 69	✔	FOR
Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2022		Page 72	✔	FOR
2021 Business Highlights*
Our market-led focus, global operations and One West philosophy continued to be the foundations of our Company’s 2021 success in both sales growth and operating margin expansion. We continue to see favorable trends in the pharmaceutical and biotech industries that are expected to enable the Company to fulfill our long-term growth strategy, including:
•
Biotechnology continues to emerge as a promising source of therapies and products for patient care, which requires specialized packaging and delivery solutions due to the sensitive nature of these large molecules. We continue to have a high participation rate in providing primary containment components for approved new molecular entities (“NMEs”), especially large-molecule injectable drugs.

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The regulatory landscape is keeping pace with the number of new drug approvals, issuing updated guidance on how newer, self-administered combination products are reviewed and approved for sale and the quality and regulatory documentation that is required.

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Continued research of subcutaneous administration, as an alternative to intravenous administration, prompted by its cost-effectiveness and increased patient adherence, fuels more opportunities to develop self-administration technology that places easy-to-use delivery systems in the hands of patients.

Each year, we have seen growing interest and demand for our high value product offerings, delivery device platforms and our services. Customers are also coming to West for our scientific expertise and insight into the regulatory landscape that governs our industry. This demand has translated into positive results for the business. In 2021, we reported:
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Full-year 2021 net sales of  $2.832 billion, a 31.9% increase; organic sales growth of 29.4%; currency translation increased sales growth by 250-basis points

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Full-year 2021 reported-diluted EPS of  $8.67, an increase of 89.7%, and full-year 2021 adjusted-diluted EPS of  $8.58, an increase of 80.3%

*
Certain forward-looking statements are included in this Proxy Statement. They use such words as “will,” “continue,” “estimate,” “expect,” “looking to the future,” and other similar terminology. These statements reflect Management’s current expectations regarding future events and operating performance and speak only as of the date of this document. These statements are based on Management’s beliefs and assumptions, current expectations, estimates, and forecasts. There are many factors that can influence the Company’s future results that are beyond the ability of the Company to control or predict. Because of these known or unknown risks or uncertainties, actual results could differ materially from past results and those expressed or implied in any forward-looking statement. For a description of factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and as revised or supplemented by our quarterly reports on Form 10-Q or Form 8-K. Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

2022 Annual Meeting and Proxy Statement | 1

Proxy Summary
•
Full-year 2021 gross profit margin of 41.5%, a 570-basis point increase from the prior year

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Proprietary Products segment gross profit margin expanded by 580-basis points

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Contract-Manufactured Products segment gross profit margin decreased by 90-basis points

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Full-year 2021 operating cash flow was $584.0 million, an increase of 23.6%; capital expenditures were $253.4 million, compared to $174.4 million over the same period last year, and represented 8.9% of full-year 2021 net sales; and free cash flow (operating cash flow minus capital expenditures) was $330.6 million, an increase of 10.9%

Long-Term Shareholder Return
Examining our results over the past five years, West has consistently delivered against its objectives, posting long-term sales growth and steady EPS improvements. The Company has also outperformed both our peers and the market overall in Total Shareholder Return (“TSR”) during this same period.
2 | 2022 Annual Meeting and Proxy Statement

Proxy Summary
Our Director Nominees
You are being asked to vote on the directors nominated below. Under our Corporate Governance Principles, which generally provide for retirement of a non-employee director at the first Annual Meeting of Shareholders after reaching 75 years of age, Patrick Zenner, Chair of the Board of Directors since 2015 and a director since 2002, is not nominated for re-election in 2022. Mr. Zenner’s distinguished service on the Board included being a critical member on each of the Company’s board committees, most recently the Nominating and Corporate Governance Committee. Over the course of his 20 years on the Board, he has shared his expertise in the international pharmaceutical industry, developed over 40 years. The continuity of his membership and length of service on the Board has been a valuable asset, particularly considering changes to executive management members, changes to our enterprise strategic plan and additions of new Board members over the past several years.
All directors are elected annually by a majority of votes cast, except in the case of a contested election where the number of nominees exceeds the number of open positions, in which case plurality voting is used. The charts below summarize some key characteristics of the members of our Board of Directors. All data is as of April 14, 2022. Detailed information about each director’s background and areas of expertise can be found beginning on page 9.
NAME	AGE	DIRECTOR SINCE	PRIMARY OCCUPATION	CURRENT COMMITTEE MEMBERSHIP	EXPERIENCE & EXPERTISE	INDEPENDENT
Mark A. Buthman	60	2011	Retired EVP & CFO, Kimberly-Clark	Compensation, Finance Nominating & Corp. Gov.		✓
William F. Feehery	52	2012	CEO, Certara, Inc.	Audit, Compensation, Nominating & Corp. Gov. (Chair)		✓
Robert F. Friel	66	2020	Retired CEO and Chair, PerkinElmer, Inc.	Audit, Finance, Innovation & Technology		✓
Eric M. Green	52	2015	President & CEO, West Pharmaceutical Services, Inc.
Thomas W. Hofmann	70	2007	Retired Sr. VP & CFO, Sunoco, Inc.	Audit (Chair), Compensation		✓
Molly E. Joseph	47	2021	Managing Director, Cypress Pass Ventures	Finance, Innovation & Technology		✓
Deborah L. V. Keller	59	2017	Principal, Black Frame Advisors, LLC & Retired CEO, Covance Drug Development	Audit, Compensation, Nominating & Corp. Gov.		✓
Myla P. Lai-Goldman	64	2014	Chair, GeneCentric Therapeutics, Inc.	Finance, Innovation & Technology (Chair)		✓
Douglas A. Michels	65	2011	Retired President & CEO, OraSure Technologies, Inc.	Audit, Compensation (Chair)		✓
Paolo Pucci	60	2016	Retired CEO, ArQule, Inc.	Finance (Chair), Innovation & Technology		✓
Financial	Healthcare Industry	International Experience	Global Operations/ Supply Chain	Science & Technology	Marketing	Mergers & Acquisitions	Regulatory
2022 Annual Meeting and Proxy Statement | 3

Proxy Summary
Corporate Governance Highlights
Corporate Governance Features

Annual director elections with majority voting in uncontested elections
Active shareholder engagement program on corporate governance and compensation matters
Proxy access bylaws permit shareholders who meet required thresholds and holding periods to nominate up to two (or 20% if greater) directors for election to the Board
Significant risk management oversight by the Board, including an enhanced enterprise risk management process
Flexible Board leadership structure which permits a director as non-executive Chair or appointment of Lead Independent Director
Role of CEO and Chair expected to be consolidated as of May 24, 2022

Board commitment to Environmental, Social and Governance (“ESG”) issues, including Environmental Sustainability addressing Climate and Waste Reduction strategies, Talent Attraction, Retention and Engagement (including Diversity, Equity and Inclusion) and a Responsible Supply Chain

Strong culture of Compliance and Ethics, Philanthropy, Health and Safety and Quality built into our Mission, Vision and Values
Four new directors appointed within the past six years
Effective self-assessment and evaluation procedures that include individual interviews with Board members
Annual evaluation of all directors to ensure the right mix of experience and diversity of opinion and background
Robust executive officer and Board succession planning

Robust curriculum of topics regularly presented to the Board to aid in their understanding of our business, the markets in which we operate and the Board’s responsibilities with respect to all our stakeholders

Maintain and enforce effective executive and Board stock ownership guidelines
Prohibition on pledging or hedging of securities by members of the Board and executive officers
2021 Board Governance Activities and Accomplishments
Approved and monitored Management’s enterprise business strategy
Reviewed performance of Chief Executive Officer against pre-established goals and strategy

Monitored Management’s human resources strategy to create a pipeline of talent to ensure the continuance of first-rate teams; oversaw efforts to further drive a culture of diversity and inclusivity at the Company

Oversaw Management’s response to the global COVID-19 pandemic, including ensuring our ability to adequately respond to the operational, human resources, health and safety, logistical, economic and risk management challenges

Reviewed the Company’s capital allocation strategy, increasing the annual dividend and continuing strategic share buyback program
Multiple awards, increased rankings and international recognition of our ESG and philanthropic efforts
Strengthened our Corporate Governance Principles and Nominating and Corporate Governance Committee Charters by clearly stating requirement to monitor and oversee ESG efforts
Published ESG data consistent with the requirements of the Task-Force for Climate-Related Financial Disclosure (“TCFD”) and the Sustainability Accounting Standards Board (“SASB”)
All directors attended all Board and Committee meetings assigned in 2021
All directors received greater than 97% support from shareholders in 2021
4 | 2022 Annual Meeting and Proxy Statement

Proxy Summary
2021 Executive Compensation Highlights
Executive Compensation Program Features

Strong linkage between pay and performance and support by shareholders regarding our performance metrics, targets and goals as evidenced by a 95.1% shareholder Say-on-Pay approval rate of our executive compensation program

Competitive total direct compensation (“TDC”), which is the sum of an officer’s base salary, short-term incentive target and long-term incentive target, targeted at the median level and appropriately adjusted by our Compensation Committee based on individual performance, skills and experience

Formulaic Annual Incentive Plan (“AIP”) based on EPS, net sales and Operating Cash Flow (“OCF”) is intended to encourage Management to consider improving shareholder value in day-to-day decision making

Challenging long-term incentive (“LTI”) plan utilizing stock options and performance share units based upon return on invested capital (“ROIC”) and sales consolidated annual growth rate (“CAGR”) to ensure long-term profitable growth and alignment with shareholders’ interests

Use of two comparator groups to benchmark competitive pay standards to ensure Company can attract and retain the best talent
Robust share ownership guidelines for all officers and directors

Standard Change In Control (“CIC”) agreements for our current officers containing double trigger provisions requiring termination of the executive following a CIC before payments are made. Payments are reduced if excise tax threshold is exceeded

Strong incentive compensation recovery (clawback), anti-hedging and anti-pledging policies

Rigorous use of tally sheets, realizable pay analysis, performance metric difficulty analysis and similar tools to ensure our compensation programs remain linked to performance and consistent with Board expectations

Active engagement with shareholders throughout the year regarding executive pay and Company performance issues
Executive Compensation Actions and Results

Due to the unprecedented COVID-19 pandemic, there were no changes to our executive compensation programs. We continued our focus on ensuring the well-being of our team members by continuing to offer the broad-based benefit plans implemented in 2020, such as additional leave offerings, employee assistance programs, childcare assistance and need-based grants. Many of these programs were available to all team members and were adjusted to conform to local market practices.

2021-23 LTI Performance Share Units (“PSU”) target setting was delayed to May to better assess the impact of COVID-19 on the market and to ensure appropriate but challenging stretch targets were established

Amended the 2016 Omnibus Incentive Compensation Plan to eliminate the granting of awards with vesting periods of less than one year

Conducted an in-depth review of West’s peer groups, and based on current business performance and strategic direction, approved increasing the revenue range to $1B – $6B for both comparator groups resulting in changes to the peer groups

Supported an incentive plan risk assessment by West’s Internal Audit function to ensure the philosophy and design of: (1) annual and long-term incentive plans, (2) sales incentive plans, and (3) manufacturing plant incentive plan did not create undue risk. The assessment revealed no negative findings and validated our prior internal and external assessments.

Conducted a formal: (1) pay for performance review of CEO compensation versus peer groups, and (2) a realizable pay analysis, to assess whether Company performance and CEO realizable pay are aligned over a given period

Paid our corporate executives at 184.7% of target amount based on 2021 AIP performance payout levels of 200% for EPS, 183.3% for Net Sales and 140% for OCF
Paid our LTI plan PSUs for the 2021-23 period at 189.25% of target amount based on 2019-21 PSU payout levels of 200% for CAGR and 178.51% for ROIC
2022 Annual Meeting and Proxy Statement | 5

Election of Directors
Election of Directors

Director Nominations, Skills and Criteria
Candidates for nomination to our Board are recommended by the Nominating and Corporate Governance Committee (“NCGC”) in accordance with the NCGC’s charter, our Amended and Restated Articles of Incorporation, our Bylaws, and our Corporate Governance Principles. All persons recommended for nomination to our Board, regardless of the source of the recommendation, are evaluated by this Committee with the Board determining the final slate of nominees.
The Board and the NCGC consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:
•
A director is nominated based on his or her professional experience. A director’s traits, expertise and experience add to the skill-set of the Board as a whole and provide value in areas needed for the Board to operate effectively.

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A director must have high standards of integrity and commitment, and exhibit independence of judgment, a willingness to ask hard questions of Management and the ability to work well with others.

•
A director should be willing and able to devote enough time to the affairs of the Company and be free of any disabling conflict.

•
All the non-employee directors should be “independent” as outlined in our independence determination standards (“Independence Standards”).

•
A director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Management and relevant persons.

•
A director should actively participate in the decision-making process, be willing to make difficult decisions and demonstrate diligence and faithfulness in attending Board and Committee meetings.

•
The Board generally seeks active or former senior executives of public companies, particularly those with backgrounds in international operations, healthcare or public health fields, science or technology backgrounds and individuals with financial expertise.

When reviewing nominees, the NCGC considers whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the Board’s overall composition and needs. We also strive for a Board composition that reflects a diverse mix of backgrounds, experiences, expertise, skill-sets, perspectives and opinions. Therefore, our director nomination process seeks candidates who bring a diversity of professional experiences and personal backgrounds, which includes consideration of a candidate’s age, gender, race, and ethnicity, where appropriate.
To assist it with its evaluation of the director nominees for election at the 2022 Annual Meeting, the NCGC considered the factors listed above and used a skills matrix highlighting the experience of our directors in areas such as industry experience, international experience (including assignments overseas), global operations or supply chain leadership, financial literacy and independence. We routinely evaluate the skills needed and have recently added skills relating to marketing (including e-commerce), mergers and acquisitions, regulatory and cyber/digital experience.
The NCGC also reviews annually with the Board the size and composition of the Board and its committees to determine the qualifications and areas of expertise needed to further enhance the composition of the Board. In determining whether to add new directors, we review our skills matrix annually to determine the targeted skills that we believe will most significantly enhance the diversity of experience and expertise on our Board. We balance the current skill sets versus the desired optimal mix of skill sets given their relative importance to the Company.
Board members must be well-versed in our mission, vision and values, as well as our corporate strategy. West’s mission is to contain and deliver injectable therapies that improve patient lives, and it aspires to be the world leader in integrated containment and delivery of injectable medicines, both of which rely on the Company’s core values of:
•
Passion for Customers—We innovate to continuously improve our product and service offerings to meet future customer and patients’ needs.

•
Leadership in Quality—We never compromise on quality. Every dose, every time. 100% commitment.

•
One West Team—Our diverse team of team members spans the globe, but we are united by our integrity and mutual respect for one another, the safety of our work environment and the communities in which we operate.

6 | 2022 Annual Meeting and Proxy Statement

Election of Directors
Board members are expected to oversee and support Management in driving the success of the business by focusing on the following five strategic imperatives, while simultaneously requiring that the organization uphold its commitment to ESG principles, cultural values and ethics:
•
Continuing to execute our market-led strategy with enhanced commercial effectiveness

•
Innovating new product offerings and expanding into emerging markets

•
Optimizing global operations and supply chain networks, including automation enablement

•
Accelerating digitization to drive performance

•
Building and supporting our global team, including enhanced efforts regarding diversity and inclusion

Under the heading “Director Nominee Biographies,” we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly traded companies, together with the qualifications, experience, key attributes and skills the Committee and the Board believe will best serve the interests of the Board, the Company and our shareholders.
Shareholders who wish to recommend or nominate director candidates must provide information about themselves and their candidates and comply with procedures and timelines contained in our Bylaws. These procedures are described under “Shareholder Proposals or Nominations” in this Proxy Statement.

Board Commitment to Diversity and Inclusion
Board diversity is critical to the success of the Company. Our Corporate Governance Principles reflect the Board’s commitment to ensuring its membership has sufficient diversity of experience, skills and personal characteristics to support the long-term success of the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business, as well as members who have different skill sets and points of view. Therefore, the NCGC’s evaluation of director nominees includes consideration of candidates who bring a diversity of professional experiences and personal background, including review of characteristics such as age, gender, race and ethnicity.
The Board currently has a director search open and is actively seeking diverse candidates. Slates have included candidates who are racially and/or ethnically diverse and we anticipate future slates to include diverse candidates. We hope to add at least one racially or ethnically diverse director to the Board during 2022 as a result of the open director search.
West has a long-standing commitment to diversity and inclusion (“D&I”), which is inherent in our Core Value of One West Team. We are in the business of helping our customers bring new medicines and treatments that advance life—for people of every background, race and belief. Our purpose is an important reminder that we must continue to listen and learn from one another with safe and inclusive environments to create the path to a better future.
The Board has overseen and encouraged Management’s efforts to bolster the D&I efforts across the Company. For example, West’s Chief Executive Officer and executive leadership team review D&I objectives throughout the year to ensure continuous focus and improvement. Today, 30% of West’s elected Officers are women, with 60% being women and/or people of color. West has made great strides over the past several years in sourcing team members from diverse backgrounds for leadership roles across the organization. As of December 31, 2021, 43% of our senior leaders were women and/or minorities.
The Board recognizes its role in overseeing the Company’s culture and in holding Management accountable for the creation and stewardship of a culture that values D&I. One of the Company’s top priorities is building a diverse and inclusive workforce where team members are respected and feel confident in bringing their unique ideas to the table. The Company understands that to help retain talented team members, we must continue embedding D&I strategies across the entire employee experience. Some of these programs include the onboarding of new team members, management training, succession planning, affirmative action plans, recruitment materials and global mentoring. To foster transparency and continued growth in this area, the Company will publish its Consolidated EEO-1 Report with respect to 2020 and beyond on its website, www.westpharma.com.

Board Refreshment and Retirement Age
We are committed to board refreshment and have added four new directors over the past six years. These additions are the result of a thoughtful process designed to ensure an effective balance of historical perspective and an understanding of the evolution of our business with fresh viewpoints and insights.
The Board believes that a diverse mix of long tenured and new Board members provides a good and appropriate balance of experience to enhance shareholder value. The Board believes that directors provide meaningful, independent oversight and advice at any age. Our Corporate Governance Principles include a retirement age of 75. This means that a non-employee director generally
2022 Annual Meeting and Proxy Statement | 7

Election of Directors
must retire on the date of the Annual Meeting of Shareholders immediately following his or her 75th birthday; provided, however, that the Board may review individual contributions, continuity and tenure in making a determination as to whether a member who has already attained age 75 must retire.
An employee director must submit his or her resignation from the Board upon the date he or she ceases to be an executive officer of the Company.

Board Evaluation Process
Each year, the Board and each of its committees review their performance during executive sessions. This review centers around questions directors are asked regarding their individual performance and the performance of the Board/Committee. These questions include topics such as contributions made to Board deliberations, the relationship between members, quality of the materials provided, the relationship with Management, contributions to key functions/responsibilities of the Board, and topics that they would like to see added or deleted to meeting agendas.
Additionally, the NCGC assesses the evaluation process annually and adjusts the process when desirable improvements are identified. The NCGC reviews several matters, including the issues to focus on in the evaluation and the form and manner of assessment. The NCGC periodically reassesses its position on self-evaluation.
Members of the NCGC reach out to each director individually to discuss performance and any concerns and relay them to the Board using an interview template approved by the NCGC. This process assists the full Board with obtaining different perspectives, encourages the collection of candid information and ensures a high level of engagement.
The Board believes this evaluation system, coupled with our strong Chair of the Board and open-door policy, which encourages sharing of ideas among all directors, makes for a robust process that ensures the Board’s effectiveness.
8 | 2022 Annual Meeting and Proxy Statement

Director Nominee Biographies
Proposal 1 — Election of Directors
Our shareholders are asked to consider ten nominees for election to our Board to serve for a one-year term until the 2023 Annual Meeting of Shareholders, or until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification, or removal. The Board, which currently has 11 members, is cognizant of the importance of Board refreshment. As mentioned above, Mr. Zenner has decided to retire and will not stand for re-election at the Annual Meeting. The Board has set the number of directors that will constitute the Board, effective after the Annual Meeting, at 10. However, we anticipate expanding the Board by adding a director later this year, and are prioritizing racial and ethnic diversity in director recruitment.
The names of the nominees for director, their current positions and offices, tenure as a Company director, their qualifications and other characteristics are set forth in the biographies below. The table below also lists each nominee’s current Board committees.
All the nominees are current Company directors and all non-employee directors have been determined by our Board to be independent. Our NCGC reviewed the qualifications of each of the nominees, finding each nominee to possess the required attributes, and that all nominees collectively strike the appropriate balance of diversity of knowledge, age, skills, expertise, gender, and race, and recommended to our Board that each nominee be submitted to a vote of our shareholders at the Annual Meeting. The Board approved the Committee’s recommendation at its meeting on February 22, 2022.
Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the NCGC will recommend to our Board a replacement nominee. The Board may then designate the replacement nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.
Director Nominee Biographies
Mark A. Buthman

Age: 60 Director since 2011 Committees: Compensation Finance Nominating & Corp. Gov.
Mr. Buthman retired from Kimberly-Clark Corporation—a global producer of branded products for the consumer, professional and healthcare markets—in December 2015, where he was Executive Vice President and Chief Financial Officer from January 2003 to April 2015. During his 33-year career at Kimberly-Clark, Mr. Buthman held a wide range of leadership roles in finance, strategy and operations, and led or participated in more than 50 acquisitions over his career. Mr. Buthman is a Board member of IDEX Corporation, where he chairs the audit committee and is a member of the nominating and governance committee, and is Chairman of the Board of Directors of Pavillon International.
Relevant Board Skills and Experience
Mr. Buthman possesses deep financial and accounting management experience, as well as experience in managing real estate, investor relations, information technology, finance and accounting shared services, global procurement, as well as mergers and acquisitions, from his time at Kimberly-Clark, a Fortune 150 company with significant international operations. He brings this expertise and counsel to the Board and serves on the Compensation, Finance and Nominating and Corporate Governance Committees. Mr. Buthman is expected to become the Chair of the Finance Committee and will join the Innovation and Technology Committee effective May 24, 2022.
Other public company directorships in the last five years
IDEX Corporation

2022 Annual Meeting and Proxy Statement | 9

Director Nominee Biographies
William F. Feehery, Ph.D.

Age: 52 Director since 2012 Committees: Audit Compensation Nominating & Corp. Gov. (Chair)
Dr. Feehery joined Certara, Inc. as CEO and a member of Certara’s board of directors beginning in June 2019. Certara, which launched an initial public offering in the U.S. in December 2020, provides services and software that assist with the drug development lifecycle. Prior to becoming Certara’s CEO, he was President of Industrial Biosciences at DowDuPont (previously, E. I. du Pont de Nemours and Company)—a provider of innovative products and services for markets including agriculture, biotechnology, nutrition, electronics, communications, safety and protection, home and construction, and transportation—since November 2013. He served as Global Business Director, DuPont Photovoltaic Solutions and previously as Global Business Director, Electronics Growth Businesses and as President of DuPont Displays, Inc. during his tenure at DuPont which began in 2002. Before joining DuPont, he was engaged in venture capital and was a management consultant for the Boston Consulting Group.
Relevant Board Skills and Experience
Dr. Feehery currently provides executive leadership as the CEO of a publicly-traded pharmaceutical development services and software company. Dr. Feehery is the only independent member of our Board who currently serves as a public company CEO, experience we believe significantly enhances our Board capabilities. He also possesses extensive global public company leadership from his time at the DuPont organization, including the direct responsibility for business operations in over 20 countries and leading a global manufacturing business. In addition, Dr. Feehery has considerable technical experience, with a Ph.D. in chemical engineering and over 15 years of experience in the technology industry. He brings this corporate insight and his technical background to the Board by serving on three committees of the Board and chairing the Nominating and Corporate Governance Committee.
Public company directorships in the last five years
Certara, Inc.

Robert F. Friel

Age: 66 Director since 2020 Committees: Audit Finance Innovation & Technology
Mr. Friel is the former Chair, President and CEO of PerkinElmer, Inc., and a former member of PerkinElmer’s board of directors. Mr. Friel retired as Chair and CEO of PerkinElmer, Inc., a global business dedicated to serving the diagnostics, life sciences, food and applied markets in December 2019. He served in this role for more than ten years. During his 20-year career at PerkinElmer, Mr. Friel held roles of increasing responsibility that included Chief Operating Officer, President of the Life and Analytical Sciences Division and Chief Financial Officer. Prior to joining PerkinElmer, Mr. Friel served in several finance-focused senior management positions with AlliedSignal, Inc., now Honeywell International.
Relevant Board Skills and Experience
Mr. Friel’s experience in the healthcare and scientific fields, as part of large, complex and multinational organizations assists the Board in setting its growth strategy and overseeing operational and financial risks. His extensive experience serving as both the Chair and CEO of a global business focused on improving human health is well-aligned with West’s mission and with the pharmaceutical and medical device customers we serve. In addition to the public board memberships listed below, Mr. Friel is a director of New York Life Insurance Company, one of the largest life insurers in the world. His service on this board and others, together with his in-depth finance and tax expertise, as well as his training and education in these fields, make him a strong contributor to the Board and the three Committees on which he serves.

Public company directorships in the last five years
	CURRENT Nuvasive, Inc. Xylem Inc.	FORMER PerkinElmer, Inc. (through 2019)
10 | 2022 Annual Meeting and Proxy Statement

Director Nominee Biographies
Eric M. Green

Age: 52 Director since 2015 Committees: None
Mr. Green has been our President and CEO since April 2015 and a member of our Board of Directors since May 2015. As discussed below, he is expected to become Chair of the Board on May 24, 2022. Mr. Green is responsible for leading West’s market led business strategy, focused on tailoring our approach to the specific needs of Biologics, Generics, Pharmaceutical, and Diagnostic customer groups. Prior to joining the Company, Mr. Green worked at Sigma-Aldrich Corporation—a leading life science and technology company focused on human health and safety—where he served as Executive Vice President and President of their Research Markets business unit since 2013. Mr. Green also serves as a member of Bethel University’s Board of Trustees.
Relevant Board Skills and Experience
Mr. Green has significant public company experience having served as a corporate officer and member of the senior executive team of Sigma-Aldrich prior to joining the Company. Mr. Green had research and development responsibility and managed a $1.4 billion business unit—the largest at that company. Prior to serving in that role, he held key positions of increasing responsibility, including international sales and operations, corporate strategic planning and country management positions in the UK, Ireland and Canada. As West’s President and CEO, Mr. Green is our only non-independent director, and, in addition to the aforementioned experience, brings insight to the Board as the Company’s executive leader. Effective May 24, 2022, Mr. Green will assume the role of Chair of the Board.
Public company directorships in the last five years
None

Thomas W. Hofmann

Age: 70 Director since 2007 Committees: Audit (Chair) Compensation
Mr. Hofmann retired from Sunoco, Inc.—a diversified energy company—in 2008, where he was Senior Vice President and CFO from January 2002 to December 2008. In that role, he was responsible for managing the accounting, auditing, investor relations and strategic planning, tax, and treasury functions of the organization. He also chaired the Company’s Capital Management Committee and served as the management liaison to the Audit Committee. Mr. Hofmann served Sunoco in various other senior management roles since joining in 1977. Mr. Hofmann serves on the boards of Fox Chase Cancer Center, Temple University Health System and The Island School Foundation. He also serves on the President’s Leadership Council of the University of Delaware.
Relevant Board Skills and Experience
Mr. Hofmann possesses substantial financial, corporate governance and management experience with a global, publicly traded company. He is well-versed in strategic planning, risk management and capital-market issues, including acquisitions and divestitures. He brings this comprehensive financial background to his role on the Board, as Chair of the Audit Committee and as a member of the Compensation Committee.
Public company directorships in the last five years
None

2022 Annual Meeting and Proxy Statement | 11

Director Nominee Biographies
Molly E. Joseph

Age: 47 Director since 2021 Committees: Finance Innovation & Technology
Ms. Joseph is the former Chief Executive Officer of UnitedHealthcare Global, a role she served in for more than a decade. During her 16-year tenure, she pioneered the establishment of UnitedHealth Group’s global health business into one of the largest health benefits and medical delivery businesses outside of the United States. As CEO of UnitedHealth Group, she had oversight of 55 hospitals and several hundred ambulatory centers, with over 9 million patients and 7 million insurance members. Ms. Joseph also served UnitedHealth Group in strategy and corporate development, where she led acquisitions and business transactions. Prior to joining UnitedHealth Group, she focused on business transactions as an investment banker and corporate attorney. Ms. Joseph is the founder and managing partner of Cypress Pass Ventures, an investment and advisory firm focused on health modernization. She serves as the Lead Independent Director of First Solar, and is a member of the Board of Trustees at Santa Clara University and the Board of Directors of Young Voices of Austin.
Relevant Board Skills and Experience
Ms. Joseph possesses significant expertise and knowledge of international business, having long-served as CEO of a multinational healthcare company. She has an understanding of diverse business environments and economic conditions, as well as a practical understanding of organizations, processes, strategic planning and risk management. She brings her corporate management and transactional expertise to her role on the Board, serving on the Finance and Innovation and Technology Committees.
Public company directorships in the last five years
First Solar, Inc.

Deborah L. V. Keller

Age: 59 Director since 2017 Committees: Audit Compensation Nominating & Corp. Gov.
Ms. Keller serves as a Principal at Black Frame Advisors, LLC, having retired as CEO of Covance Drug Development—a business segment of Laboratory Corporation of America Holdings. Prior to serving as CEO, Ms. Keller spent more than 28 years at Covance in several leadership roles, including Corporate Executive Vice President and Group President of Research and Development Laboratories, Corporate Senior Vice President and President of Discovery and Translational Services and Vice President of Analytical Services in Europe. She is a trustee of the Wisconsin Alumni Research Foundation, Chair of Fishawack Healthcare, Chair of WiCell and Director of the Morgridge Institute for Research. Ms. Keller was named one of Fierce Biotech’s 10 Top Women in Biotech in 2012.
Relevant Board Skills and Experience
Ms. Keller possesses substantial global public company management experience from her time at Covance. After several positions of increasing responsibility in Quality Assurance, Marketing and Scientific Operations, she also led Covance’s European chemistry business, and the Central Laboratories Services business unit, the world’s largest provider of laboratory services for clinical trials. She brings her corporate management expertise in the life sciences industry to her role on the Board, serving on the Audit, Compensation and Nominating and Corporate Governance Committees.
Public company directorships in the last five years
None

12 | 2022 Annual Meeting and Proxy Statement

Director Nominee Biographies
Myla P. Lai-Goldman, M.D.

Age: 64 Director since 2014 Committees: Finance Innovation & Technology (Chair)
Dr. Lai-Goldman is the Chair of GeneCentric Therapeutics, Inc.—a precision medicine company—where she previously served as CEO and President since June 2011. She is also managing partner of Personalized Science, LLC, a clinical diagnostic consulting company that she founded in 2008. Previously, Dr. Lai-Goldman was CEO and Chief Scientific Officer of CancerGuide Diagnostics, Inc. Before joining CancerGuide Diagnostics, she held various roles including Executive Vice President, Chief Medical Officer and Chief Scientific Officer—at Laboratory Corporation of America Holdings (LabCorp) and its predecessor company, Roche Biomedical Laboratories, Inc. Additionally, Dr. Lai-Goldman has been a venture partner at Hatteras Venture Partners since August 2011. Dr. Lai-Goldman is Board-certified in anatomic and clinical pathology.
Relevant Board Skills and Experience
Dr. Lai-Goldman is a recognized author and speaker on clinical diagnostics and has substantial leadership experience at companies like those that our Company serves. Dr. Lai-Goldman spent more than 18 years at LabCorp where she served on LabCorp’s Executive and Management Committees, with strategic and operations responsibilities for three major genomic laboratories comprising more than 700 people. During her tenure at LabCorp, she led all clinical, scientific and medical activities, including the introduction of more than 400 clinical assays. Her experience includes the development of partnerships, licensing and acquisitions. She brings her unique perspective as both a physician, researcher and corporate executive to the Board as Chair of the Innovation and Technology Committee and as a member of the Finance Committee.
Other public company directorships in the last five years
Akoya Biosciences, Inc.

Douglas A. Michels

Age: 64 Director since 2011 Committees: Audit Compensation (Chair)
Mr. Michels retired from OraSure Technologies, Inc.—a leader in the development, manufacture and distribution of oral fluid diagnostic and collection devices and other technologies designed to detect or diagnose critical medical conditions—in March 2018, after serving as President and CEO, as well as a member of the Board of Directors, since June 2004. Prior to joining OraSure, Mr. Michels served as Group Vice President, Global Marketing of Ortho-Clinical Diagnostics, President of Ortho-Clinical Diagnostics International and President of Johnson & Johnson Healthcare Systems, Inc. In February 2010, Mr. Michels was appointed to the Presidential Advisory Council on HIV/AIDS. He previously served on the Board of the National Blood Foundation, the Board of the National Committee for Quality Health Care and the Coalition to Protect America’s Health Care. He now serves on the board of Tyme Technologies Inc.
Relevant Board Skills and Experience
Mr. Michels possesses considerable expertise and executive leadership skills in the pharmaceutical, medical device and diagnostic industry, having spent 13 years with OraSure Technologies, Inc. During his tenure, OraSure developed the nation’s first FDA-approved over-the-counter home rapid HIV self-test and the first and only FDA-approved rapid hepatitis C test. Mr. Michels brings his in-depth corporate leadership perspective to his role as Chair of the Compensation Committee, and his experience as a former CEO of a public company to his role on the Audit Committee.
Other public company directorships in the last five years

	CURRENT Tyme Technologies Inc.	FORMER OraSure Technologies, Inc. (through March 2018)
2022 Annual Meeting and Proxy Statement | 13

Director Nominee Biographies
Paolo Pucci

Age: 60 Director since 2016 Committees: Finance (Chair) Innovation & Technology
Mr. Pucci is the retired CEO and a former member of the Board of Directors of ArQule, Inc.—a biopharmaceutical company engaged in the research and development of targeted therapeutics. Merck & Co. completed its acquisition of ArQule in January 2020, resulting in Mr. Pucci’s retirement. Before joining ArQule in 2008, Mr. Pucci worked at Bayer A.G., where he served in several leadership capacities including Senior Vice President of the Global Specialty Medicine Business Unit and was a member of the Bayer Pharmaceuticals Global Management Committee. Before Bayer, Mr. Pucci held positions of increasing responsibility with Eli Lilly and Company, culminating with his appointment as Managing Director, Eli Lilly Sweden AB. Mr. Pucci previously served on the Board of Directors for Dyax, Inc., Algeta ASA, New Link Genetics Inc., and was also Lead Independent Director at Trillium Therapeutics until it was acquired by Pfizer Inc. in November 2021. He now is a member of the publicly held life sciences companies Merus N.V. and Replimune Group Inc., as well as privately held Tarus Therapeutics Inc.
Relevant Board Skills and Experience
Mr. Pucci possesses a wealth of knowledge regarding biopharmaceutical markets from his experience as an executive leader of several large biopharmaceutical companies. Mr. Pucci’s recent service as a public company CEO and his service as a Board member of several emerging biotech companies brings experience that we believe is important in terms of Board diversity. His international background also adds to the diverse knowledge base of our Board. Mr. Pucci’s expertise in new drug development, his executive experience working for large multinationals and his non-U.S. training are valuable additions to our Board, and to his roles as Chair of the Finance Committee and a member of the Innovation and Technology Committee. Effective May 24, 2022, Mr. Pucci will become the Lead Independent Director and will be named to the Nominating and Corporate Governance Committee. Also effective May 24, Mr. Pucci will no longer serve on the Finance and Innovation and Technology Committees.
Other public company directorships in the last five years

	CURRENT Merus N.V. Replimune Group Inc.	FORMER Trillium Therapeutics Inc. (through December 2021) ArQule Inc. (through January 2020) NewLink Genetics Inc. (through October 2018)
The Board unanimously recommends a vote FOR the election of each of these nominees as directors.
14 | 2022 Annual Meeting and Proxy Statement

Board and Director Information and Policies
Board and Director Information and Policies
Our Board structure reflects our Corporate Governance Principles and commitment to good governance. The Board believes the governance structure we have created among the Board, its Committees, the Board Chair, the CEO, and Management is supporting the sustainable growth of the Company.
During 2021, our full Board met five times. Each director attended all the Board meetings and their assigned Committee meetings in 2021. Our Board is committed to ensuring that directors attend meetings and that the Board and its Committees devote sufficient time necessary for the effective oversight of the Company and its Management. Additionally, during the annual performance review process, the Board assesses the time commitments for our Board against the time commitments of each member’s outside positions to ensure each director has ample time to devote to their duties as a West director.
Our Board also holds regular executive sessions of only independent directors to review, among other things, the Company’s strategy and Management’s operating plans, the criteria by which our CEO and other senior executives are measured, Management’s performance against those criteria and other related issues, and to conduct a self-assessment of its performance. Last year, our independent directors held five executive sessions.
All directors attended the 2021 Annual Meeting and all continuing directors are expected to attend the 2022 Annual Meeting.

Board Leadership Structure
The current governance structure of the Board follows:
•
Effective May 24, 2022, the offices of Chair and CEO will be combined

•
The Board has elected a strong Lead Independent Director, also effective May 24, 2022

•
The Board has established and follows robust Corporate Governance Principles

•
All Board members, other than Mr. Green, are independent

•
All Board Committees are composed solely of independent directors

•
Our independent directors meet regularly in executive session both at the Board and Board committee levels

•
Our directors as a group possess a broad range of skills and experience sufficient to provide the leadership and strategic direction the Company requires as it seeks to enhance long-term value for shareholders

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to ensure both independent oversight of senior management and a highly engaged and high-functioning Board. The Board does not have a policy as to whether the Chair should be an independent director, an affiliated director or a member of management. Under our By-laws and Corporate Governance Principles, the Board can and will change its leadership structure if it determines that doing so is in the best interest of West and its shareholders at any given time. The independent Directors do not view any particular board leadership structure as preferred and consider the Board’s leadership structure on at least an annual basis. This consideration includes the evaluation of alternative leadership structures in light of the company’s current operating and governance environment, a review of peer company leadership structures and investor feedback, with the goal of achieving the optimal model for Board leadership and effective oversight of senior leaders by the Board.
The independent directors annually appoint a Chair of the Board. To ensure robust independent leadership on the Board, if the individual appointed as Chair is not an independent director, or when the independent directors determine that it is in the best interests of the Company, the independent directors will also annually appoint a Lead Independent Director. The Board recognizes that in circumstances where the positions of Chair and CEO are combined or the Chair is not independent, it is imperative that the Board elect a strong Lead Independent Director with a clearly defined role and set of responsibilities. Our Corporate Governance Principles align with the Board’s goal of achieving the optimal model for Board leadership and investor preferences. See “Lead Independent Director” below.
Additionally, maintaining an independent board with a Lead Independent Director permits open discussion and assessment of the Company’s ability to manage these risks and provides the appropriate balance between strategy development and independent oversight of management.
2022 Annual Meeting and Proxy Statement | 15

Board and Director Information and Policies

Chair of the Board of Directors
The responsibilities of the Chair include:
•
Presiding at all meetings of the shareholders

•
Chairing Board meetings

•
Consulting with the Lead Independent Director regarding agendas and schedules for each Board meeting; each independent director may add items to the agenda

•
Making reports to the Board and shareholders and ensuring that all orders and resolutions of the Board or its Committees are carried into effect

The Board has determined that combining the CEO and Chair positions is currently the best leadership structure for the Company. This Board decision was made following an extensive, robust process that took into consideration the experience, strength, and independence of all of the Board members; Mr. Green’s effectiveness as a leader; Company performance; the Company’s long-range strategic plan; leadership structure of our peer companies; and engagement with shareholders and other stakeholders. At a meeting of the Board on February 22, 2022, the Board’s independent directors unanimously elected Eric M. Green, CEO, to the role of Chair of the Board effective May 24, 2022. After leading the company to strong financial and operational growth over the last seven years, and because of his day-to-day involvement with and intimate understanding of our business, industry and management team, the Board believes that Mr. Green is best situated to serve as Chair because he is the director most capable of effectively identifying and implementing the Company’s strategic priorities.

Lead Independent Director
Our Corporate Governance Principles provide that if our Chair is not independent, our independent directors shall annually elect an independent director to serve as Lead Independent Director to preside over executive sessions of the Company’s independent directors, facilitate the flow of information and communication between the Independent Directors and the Chair of the Board, and perform such other duties as may be specified from time to time by the Board. The responsibilities of the Lead Independent Director will include:
•
Presiding at all sessions of the independent directors or whenever the Chair is not present

•
Calling meetings of and setting agendas for the independent directors whenever he or she deems appropriate

•
Approving agendas and schedules for each Board meeting in consultation with the Chair, assuring that (1) board agendas contain those items that the independent directors believe are important to their understanding and evaluation of the Company and its affairs; and (2) information provided to and presentations made to the Board, and other communications, are in keeping with the Board’s needs and wishes

•
Approving and reviewing minutes of meetings of the Board

•
Leading the Board’s process for selecting the CEO

•
Overseeing the independent directors’ annual performance evaluation of the Chair and CEO

•
Together with the Chair and Chair of the NCGC, conducting the annual board assessment process

•
Acting as lead for Board discussion of any subject where the CEO would not, in the judgment of the Lead Independent Director, be the appropriate person to chair such discussion

•
Serving as principal liaison between the CEO and the independent directors

•
Performing such other duties as the Board may from time to time delegate to assist the Board in fulfilling its responsibilities

The Lead Independent Director provides important counsel to the Chair by offering input regarding key strategic ideas and suggestions proposed by the Chair and Management. This helps to bring about a strong two-way discussion among the independent directors and Management.
On February 22, 2022, the Board elected Paolo Pucci to serve as Lead Independent Director, effective on May 24, 2022. Mr. Pucci is a strong, independent director who possesses a wealth of knowledge regarding biopharmaceutical markets from his experience as an executive leader of several large biopharmaceutical companies. Mr. Pucci encourages frank and open dialogue with other Board members and Management, including Mr. Green. Mr. Pucci’s recent service as a public company CEO and his service as a Board member of several emerging biotech companies brings experience that we believe is important. His international background also adds to the diverse knowledge base of our Board. Mr. Pucci’s expertise in new drug development, his executive experience working for large multinationals and his non-U.S. training are valuable additions to our Board.
16 | 2022 Annual Meeting and Proxy Statement

Board and Director Information and Policies

Committees
The Board has five standing committees:
•
Audit Committee

•
Compensation Committee

•
Finance Committee

•
Innovation and Technology Committee

•
Nominating and Corporate Governance Committee

From time to time, the Board may form ad hoc committees to address specific situations as they arise. Each committee consists solely of independent directors. All directors may attend any committee meeting, even if he or she is not a member. Our Board Chair and our CEO attend all Board meetings and attend virtually all Committee meetings unless there is a scheduling conflict. Each standing committee has a written charter, which is posted in the “Investors—Corporate Governance” section of our website at www.westpharma.com. You may also request a copy of each committee’s charter from our Corporate Secretary. Below we set forth the current members of each Committee (as of the date of this Proxy Statement) and its core functions.
Upon his appointment as Lead Independent Director, it is expected that Mr. Pucci will only serve on the Nominating and Corporate Governance Committee, and Mr. Buthman will Chair the Finance Committee and be replaced on the Compensation Committee by Ms. Joseph.
Audit Committee
Thomas W. Hofmann (Chair) William F. Feehery Robert F. Friel Deborah L. V. Keller Douglas A. Michels
The Audit Committee assists our Board in its oversight of: (1) the integrity of our financial statements; (2) the independence and qualifications of our independent auditors; (3) the performance of our internal audit function and independent auditors; and (4) our compliance with legal and regulatory requirements. In carrying out these responsibilities, the Audit Committee, among other things:
•
Reviews and discusses our annual and quarterly financial statements with Management and the independent auditors

•
Manages our relationship with the independent auditors, including having sole authority for their appointment, retention and compensation; reviewing the scope of their work; approving non-audit and audit services; and confirming their independence

•
Oversees Management’s implementation and maintenance of disclosure controls and procedures and internal control over financial reporting

•
Regularly meets with our Chief Financial Officer, internal auditors, Corporate Controller, Chief Technology Officer, Senior Director of Cybersecurity, and Chief Compliance Officer to assess financial and cyber risks

The Board has affirmatively determined that Mr. Hofmann and Mr. Friel are both “Audit Committee Financial Experts” as defined in SEC regulations. The past Chair of the Audit Committee, Mr. Buthman, also remains an Audit Committee Financial Expert. In 2021, the Audit Committee met eight times. All members of the Audit Committee are independent as defined in the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Principles.

Compensation Committee
Douglas A. Michels (Chair) Mark A. Buthman William F. Feehery Thomas W. Hofmann Deborah L. V. Keller
The Compensation Committee co-develops with Management our overall compensation philosophy, and determines and approves our executive compensation programs, makes all decisions about the compensation of our executive officers, reviews our talent management and succession planning for key positions, and oversees our cash and equity-based incentive compensation plans.
Additional information about the roles and responsibilities of the Compensation Committee can be found under the heading “Compensation Discussion and Analysis.” In 2021, the Compensation Committee met six times. All members of the Compensation Committee are independent as defined in the listing standards of the NYSE and the Company’s Corporate Governance Principles.

2022 Annual Meeting and Proxy Statement | 17

Board and Director Information and Policies
Finance Committee
Paolo Pucci (Chair) Mark A. Buthman Robert F. Friel Molly E. Joseph Myla P. Lai-Goldman
The Finance Committee reviews proposals made by Management and recommends to the full Board an optimal capital structure of the Company and adjustments to the way capital is allocated and deployed by the Company. The Finance Committee analyzes and makes recommendations to the full Board with respect to potential opportunities for business combinations, acquisitions, mergers, dispositions, divestitures, and similar strategic transactions involving the Company. The Finance Committee also evaluates the alignment of proposed strategic transactions with the Company’s strategic business plan and oversees the process of reviewing, negotiating, consummating and integrating potential strategic transactions. In 2021, the Finance Committee met seven times. All members of the Finance Committee are independent as defined in the listing standards of the NYSE and the Company’s Corporate Governance Principles.

Innovation and Technology Committee
Myla P. Lai-Goldman (Chair) Robert F. Friel Molly E. Joseph Paolo Pucci
The Innovation and Technology Committee provides guidance to our Board on the Company’s product, service and technology portfolio and its effects on the Company’s growth, performance and competitive position. This Committee also reviews, evaluates and makes recommendations related to the Company’s research and development programs and initiatives and their alignment with the Company’s overall strategy, including the assessment of emerging gaps or opportunities identified by Management, and assists the Company in reviewing emerging science and technology trends and in helping the Board make well-informed choices about investments in new technology. During 2021, this included considerations related to the COVID-19 pandemic. Lastly, this Committee reviews the Company’s intellectual property portfolio and strategy. In 2021, the Innovation and Technology Committee met five times.

Nominating and Corporate Governance Committee
William F. Feehery (Chair) Mark A. Buthman Deborah L. V. Keller Patrick J. Zenner
The Nominating and Corporate Governance Committee identifies qualified individuals to serve as board members, recommends nominees for director and officer positions, reviews our commitment to diversity, determines the appropriate size and composition of our Board and its committees, monitors a process to assess Board effectiveness, reviews related-party transactions, and considers matters of corporate governance. The Committee further monitors and oversees the Company’s efforts related to ESG matters. The Committee also reviews and makes recommendations to the Board regarding compensation for non-employee directors and administers director equity-based compensation plans. In 2021, the Nominating and Corporate Governance Committee met seven times. All members of the Committee are independent as defined in the listing standards of the NYSE and the Company’s Corporate Governance Principles.

18 | 2022 Annual Meeting and Proxy Statement

Board and Director Information and Policies

The Board’s Role in Risk Oversight
The Board and its Committees play an active role in overseeing Management’s day-to-day responsibility for assessing and managing our risk exposure.
The Board regularly reviews and monitors the risks associated with our enterprise strategy, financial condition and operations and specifically reviews the enterprise risks associated with our five-year plan. In particular, the Board reviews our risk portfolio, confirms that Management has established risk management processes that are functioning effectively and efficiently and are consistent with our corporate strategy, reviews the most significant risks and determines whether Management is responding appropriately to these risks.
The Board performs its risk oversight role by using several different levels of review. Each Board meeting begins with an overview by the CEO that describes the most significant issues, including risks affecting the Company, as well as business updates from each reportable segment. In addition, the Board reviews in detail the business and operations of each reportable business segment quarterly, including the primary risks associated with that segment.
Our Enterprise Risk Management (“ERM”) program helps us manage the risks inherent in our business, by gaining a greater understanding and awareness of risks facing the business, ensuring risk-appropriate mitigation efforts are in place and regularly monitoring and ensuring the Company meets or exceeds the expectation of all stakeholders, including investors and regulators. The ERM program includes a Risk Identification and Management (“RIM”) process, crisis management, business continuity and disaster recovery elements. This process considers materiality of risks by assessing the importance to our external stakeholders and the importance to our success. The materiality matrix can be found in West’s Corporate Responsibility Report on our website at: www.westpharma.com/aboutwest/corporateresponsibility. Information on that website is updated periodically and believed to be true at the time it is posted, but it is not filed and does not constitute part of this Proxy Statement.
Our multidisciplinary crisis management response team remained engaged to evaluate, control and respond to the risks and challenges presented by the COVID-19 pandemic and to ensure continuity of operations. This team, led by our Senior Director of Enterprise Risk Management and Security, met on a regular cadence to assess the operational, health and safety, supply chain, commercial, human resources, legal and other challenges presented by the pandemic. The response team provided regular updates to Senior Management and regularly updated the Board. Additionally, our dedicated Business Continuity team engaged our manufacturing sites to review and substantially update our business continuity plans to ensure consistency of delivering quality products during times of crisis, particularly in light of our role in the global healthcare and vaccine supply chain.
The Board focuses on the overall risks affecting the Company. Each Board Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility, as cataloged through the RIM process, including:
•
The Audit Committee oversees the processes used in our ERM program and also oversees the management of financial reporting, compliance, litigation, and cybersecurity risks, as well as the steps Management has taken to monitor and control such exposures

•
The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company

•
The Finance Committee assesses the risks associated with allocation of our capital, potential acquisitions, divestitures, and major business partnerships

•
The Innovation and Technology Committee reviews risks associated with emerging, and potentially disruptive, science and technology trends, intellectual property, and our innovation, research and development and technology strategy

•
The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest, communications with shareholders, ESG and the effectiveness of the Board

Although each Committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is regularly informed about those risks through regular Committee reports.
Cybersecurity
Cybersecurity is of special concern, and the Audit Committee oversees the vital work necessary to understand our cybersecurity risk and the related risk mitigation activities, including an assessment of the strength of our depth in defense and processes to maintain security. The full Board receives regular updates from the Audit Committee and key team members responsible for cybersecurity. Management regularly reviews with the Board the possible impact of cybersecurity issues that may arise with tools we use to manage the ordinary course of business, such as our public facing website and e-commerce interface, and during times of crisis, like the COVID-19 pandemic, when such risks are even greater. During 2020, we substantially upgraded our secure remote working capabilities with the implementation of  “Zero Trust Network Access” architecture that offers secure and seamless mobility and connectivity.
2022 Annual Meeting and Proxy Statement | 19

Board and Director Information and Policies
The Audit Committee reviews cybersecurity risks and our Cybersecurity dashboard at all meetings and holds private sessions with our Chief Technology Officer for additional in-depth sessions. Additionally, our Senior Director, Infrastructure and Cybersecurity; Senior Director, Internal Audit; and Chief Compliance Officer separately meet with the Committee to provide additional insight into our cybersecurity and privacy strategy and tactics.
Our approach to mitigating cybersecurity risks includes, but is not limited to: periodic reviews and penetration tests conducted by third party experts; independent ethical hacking programs to assess and strengthen our security controls; mandatory security audits for any interfaces that will be interacting with our environment; following secure coding, review and threat modeling best practices; vulnerability scanning of internet accessible assets in collaboration with the Cybersecurity and Infrastructure Security Agency—a part of the U.S. Department of Homeland Security; and internal and external trainings for team members. We also hold a global Cybersecurity Awareness Campaign across the Company to cultivate an informed and proactive workforce. We have adopted the National Institute of Standards and Technology Framework (the “NIST Framework”), which provides a comprehensive method for developing a flexible, repeatable, performance-based, and cost-effective approach to identifying and managing cybersecurity risks. We use the NIST Framework to assess and improve our security posture.
Our cybersecurity defenses also utilize technologies such as next generation firewalls, intrusion detection and prevention measures, security information and event management, anti-malware, advance threat protection, multifactor authentication, network segmentation and encryption to ensure the privacy and security of our customers’ data. We also have a dedicated Security Operations Center, monitoring our applications and infrastructure on a 24-by-7 basis which is integrated with our enterprise crisis management framework.

Executive Officer Succession Planning
One of the primary responsibilities of the Board is to ensure that West has the appropriate Management to execute our long-term strategy. Our Corporate Governance Principles state the Board must plan for succession with respect to the CEO and monitor Management’s succession planning for other key executives. In fulfilling this duty, the Board, together with the CEO and Chief Human Resources Officer (“CHRO”), reviews at least annually, the development and retention plans of senior Management talent as well as succession plans for the CEO and other senior Management positions.
During these reviews, the Board discusses:
•
Management performance

•
Strengths and developmental opportunities needed to prepare senior leaders for greater responsibilities

•
Potential internal development job changes

•
Succession plans including leadership pipeline, development plans and timelines

•
Diversity of leadership and pipeline candidates

•
Detailed assessment of the members of the executive leadership team who potentially could succeed the CEO. This review includes a discussion about development plans to help prepare each individual for future succession.

In addition, our CEO has as an annual goal for the development of senior leaders and the maintenance of the global succession plan for key positions within the Company. To that end, detailed succession and contingency plans in the event the CEO becomes unable to serve for any reason are in place. These plans are reviewed annually by the NCGC and discussed with the Board. Finally, throughout the year, Board members are exposed to leadership pipeline candidates through Management presentations, roundtable discussions and informal meetings to assess the depth of our leadership pipeline.

CEO Evaluation Process
In assessing the performance of our CEO, the independent directors engage in a robust assessment process that is managed throughout the year and culminates in a formal annual performance review. The assessment includes the following:
•
Independent directors approve the CEO annual business objectives consisting of both qualitative and quantitative progress against the pillars of our enterprise strategy including: Customer Experience, Operational Effectiveness, Products and Services Expansion, Enterprise Capabilities, People and Culture and Financial Goals

•
A comprehensive analysis is undertaken by our Compensation Committee’s independent consultant on the robustness of West’s financial targets compared against the performance of the peer companies in our Business Segment Group (more details can be found in the “Compensation Discussion and Analysis” section under the “External Benchmarking” heading later in this Proxy Statement)

•
Each quarter, the independent directors review the progress made against each objective via a CEO scorecard where the CEO undertakes a self-assessment of performance against the approved annual objectives

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Board and Director Information and Policies
•
Annual anonymous evaluation of the CEO’s individual performance by the independent directors on numerous factors, including leadership, strategic planning, financial performance, team member development and engagement, external and internal relations, and interactions with the Board

•
An analysis of West’s total performance over a multi-year period, a competitive benchmark analysis and other relevant information is submitted to the independent directors

Working with the Compensation Committee’s independent compensation consultant, the Chair of the Compensation Committee considers all this information in developing its recommendations for compensation, as discussed below in our “Compensation Discussion and Analysis.”

Environmental, Social and Governance Responsibilities
As a leader in our industry, we recognize our responsibility to conduct business in a sustainable manner and strive to be a good corporate citizen. Our Board helps to shape and monitor Management’s approach to material sustainability factors that impact our business. Our ESG efforts have included several key areas of focus: Employee Health and Safety, Quality, Compliance and Ethics, Diversity and Inclusion, Philanthropy and Environmental Sustainability. During 2021, we established a cross-functional ESG Steering Committee, which is responsible for setting ESG strategy and is tied to our overall business strategy and ERM program, fostering two-way communication between West and multiple stakeholders including customers, team members, shareholders and regulators. West’s Management routinely reviews materials published by our shareholders and key customers and directly engages with these same stakeholders on key ESG topics. Management reports directly to the Board regarding our progress concerning ESG initiatives with direct oversight by each Committee within its areas of applicable responsibility.
Using tools such as gap analysis, cost-benefit analysis, risk and opportunity analysis and consulting with subject matter experts, the ESG Steering Committee has identified additional areas of focus for 2022 and beyond including setting a Climate and Renewable Energy Strategy, Environmentally-focused Research and Development, Waste Reduction, Talent Attraction, Retention and Engagement particularly with regard to Diversity, Equity and Inclusion, and a Responsible Supply Chain. Additional Information will be forthcoming in future ESG Corporate Responsibility Reports.
Additionally, during 2021, we included ESG as part of our Compliance Week initiatives for the first time. We also amended our Corporate Governance Principles and NCGC Charter to highlight responsibility for ESG oversight at the Board and Committee level and published additional data and information in accordance with TCFD and SASB guidelines.
We have received multiple awards for our Corporate Responsibility efforts during 2021, including recognition in Barron’s as a Top 25 Performer of the 100 Most Sustainable Companies in America, ranking 118 on Newsweek’s Most Responsible Companies in 2022, and being awarded the Silver Stevie American Business Award for Corporate Social Responsibility Program of the Year and the Bronze Stevie American Business Award for Most Valuable Response to the COVID-19 pandemic.
Detailed below is a brief overview of our progress, which is generally made available in May on our website at
www.westpharma.com/about-west/corporate-responsibility. As noted above, information is included for reference in this Proxy Statement, but is not deemed filed. Our goals, which were reestablished in 2019 after meeting and exceeding prior goals, align with our Company’s strategy as well as with the United Nations Sustainable Development Goals. As a measure of continuous improvement, West has increased disclosure regarding ESG issues over the past several years and aspires to continue to expand our public reporting and transparency in this area. Additional achievements are highlighted on the back page of this Proxy Statement.
Health and Safety.   Providing a healthy and safe environment for our team members is a fundamental responsibility for Management. We have continued to develop and implement new safety protocols and procedures to create a culture of safety, which incorporates behavior-based training and observations. We consistently aim to have a zero-injury workplace and monitor our progress to that goal, which has resulted in a reduction of injuries over the past five years. In 2021, our goal is to continue to examine and track a number of factors, most of which are keyed to leading indicator metrics, in an effort to stay in front of the trends in the safety cycle and implement measures to intervene early to continuously improve our safety culture.
Quality.   At West, we are committed to safeguarding the health and safety of patients who use our products and services. We provide high-quality products that are designed to be safe and effective for their intended use. Quality product and system controls are designed to ensure compliance with our high standards and applicable FDA current Good Manufacturing Practices and the International Organization for Standardization standards and regulatory requirements. West utilizes customer feedback and manufacturing data to improve processes and product performance. The Company continues to deliver industry leading quality levels every year. We have established aggressive and measurable goals to achieve by 2023, which target reductions in manufacturing defects, out-of-scope customer complaints and costs of poor quality while also increasing customer response rate.
Compliance & Ethics.   Our Compliance and Ethics program is designed to hold ourselves to the highest standards of quality, integrity and respect as outlined in our Code of Business Conduct, described later in this Proxy Statement. The program is supported by our
2022 Annual Meeting and Proxy Statement | 21

Board and Director Information and Policies
education and training program led by our Chief Compliance Officer, and our annual Compliance Week awareness efforts. West also has significantly enhanced its data privacy efforts and emphasized the importance of speaking up, which is an inherent part of our open-door culture.
Diversity and Inclusion.   As discussed above, we strive to create and maintain a workplace rich with diverse talents, ideas and backgrounds, and to create an inclusive environment for all team members to succeed. We have increased awareness, adopted affirmative action programs to identify any gaps, and strengthened programs and policies, which includes a global anti-discrimination and anti-harassment policy. We also maintain team member resource groups to support our culture of respect and inclusion, and have restructured our talent development programs with an increased emphasis on diversity and inclusion issues. Our diversity and inclusion goals for the next five years include initiatives to increase our ability to attract, develop, and retain underrepresented talent at all levels of the organization, with a particular focus on women, and deepening our cultural competence to enhance inclusivity in the workplace.
Philanthropy.   West has long placed importance in supporting charities, particularly as they relate to children, people with disabilities, healthcare and Science Technology Engineering and Math (“STEM”) education in the communities where our team members live and work. In support of our corporate and ESG missions, we are also increasing our charitable giving in the areas of sustainability, social justice and access to healthcare. In addition, in 2021, West directed funding to nonprofits specifically working to address racial equality and injustice. In 2021, charitable giving by the Company, our team members and the Herman O. West Foundation totaled approximately $3.8 million. Despite the COVID-19 pandemic, we safely recorded almost 3,600 hours of volunteerism by our team members across our global sites. In the sixth year of our annual food drive, we collected 30,000 pounds of food, and we donated over $800,000 to organizations in critical need due to the COVID-19 pandemic. West is striving for 100% participation by our team members in our philanthropic endeavors by 2023.
Environmental Sustainability.   We strive to be stewards of a sustainable future by factoring environmental considerations into our decision making for raw materials, production processes and distribution methods. We have significantly increased the recycling of our waste while reducing our energy and water consumption year over year. We exceeded our emissions, energy and water intensity goals established in 2013 with a target year of 2020. Nevertheless, we have set even more ambitious goals which we hope will improve our energy efficiency (by 15%), reduce absolute emissions (by 10%) and reduce water consumption (by 10%) by 2023, while striving to reduce landfill waste by 90% over that same period.

Human Capital Management
We actively foster an inclusive and collaborative culture for our team members where different views and perspectives are welcomed and valued. We are convinced that this approach brings forth innovation, learning and growth for our team members on a global basis. The CEO and the executive team members review diversity and inclusion objectives throughout the year to ensure continuous focus and improvement and are developing metrics to ensure progress towards our aspirational goals. As of the date of this Proxy, six of West’s 10 elected officers are women and/or People of Color. Our focus on talent acquisition, performance management, resource planning and leadership assessment are strongly aligned with our diversity and inclusion strategies. Semi-annually, our Board reviews West’s human capital metrics, such as hiring, attrition and diversity data via an HR dashboard which is also used to focus on our annual talent review.
West is committed to providing fair and competitive compensation and benefits programs to attract, retain and reward high performing team members at all levels. We offer a comprehensive total rewards program to support the health, financial and homelife needs of our team members. Total Rewards at West are defined as the value of the compensation and benefits programs offered to team members, which aim to reflect the value of the job and the contribution of the individual, while linking team members’ performance to business and personal results. Based on country of employment, West may provide health care and retirement savings programs, as well as paid time off, flexible work schedules and a global Employee Assistance Program.
West’s commitment to the safety of our teams starts at the top and is driven throughout our business by every level of management and by every team member across the globe. West has a Health, Safety and Environment (“HSE”) Executive Council consisting of leaders across our operations team to monitor and guide our HSE process. West’s global HSE Team is also a critical component in leading the safety efforts at our sites. Our HSE focus can also be seen in our proactive global response to the COVID-19 pandemic which includes training and active screening of team members for COVID-19 illness; enhanced gowning and cleaning protocols at all locations; mask requirements for all team members, vendors and contractors; eliminating all noncritical international and domestic business travel; requiring administrative and support personnel to work from home; modifying production operations to facilitate social distancing; and regular communications regarding COVID-19 protocols, precautions and information for both on and off the job use.
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Board and Director Information and Policies

2021 Shareholder Engagement
Our Board considers its relationship with our shareholders to be critical for effective corporate governance. To ensure that the Board considers shareholder views on compensation, corporate governance, ESG, financial and operational strategy and other significant matters, we maintain an active shareholder engagement program. Throughout the year, Management meets with our actively managed, institutional shareholders, which own a majority of our shares. Engagement is a cohesive process involving many functional leaders at West that continues all year long. We present at formal events and also respond to more informal one-on-one meetings on topics collaboratively selected with our shareholders. At every Board meeting, Management discusses feedback provided by our shareholders and solicits Board input, which further informs and bolsters our corporate governance and related efforts.
One area of focus for us and our shareholders is the alignment of pay and performance in a manner that enhances shareholder value. Our shareholders have historically expressed support for our performance goals and metrics. Additionally, Management continues to hear our shareholders express support for our corporate governance framework, Board membership and Board policies, including our tenure policies. Shareholder engagement led directly to our adoption of proxy access bylaws early in 2021. Shareholder interest in ESG matters has led to educational sessions with our Board of Directors, establishment of an ESG steering committee, updates to our corporate documents, review of our programs by third-party experts, as well as additional disclosures and progress in those areas with the Board’s oversight. Many large shareholders continue to indicate that our progress and programs on ESG issues are commendable.

Communicating with the Board
You may communicate with the Chair of the Board or the independent directors as a group by sending a letter addressed to the Board of Directors, c/o Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, Pennsylvania 19341. Communications to a particular director should be addressed to that director at the same address. Our Corporate Secretary maintains a log of all communications received through this process. Communications to specific directors are forwarded to those directors. All other communications are given directly to the Chair of the Board who decides whether they should be forwarded to a Board committee or to Management for further handling.

Director Education and Onboarding
The Board believes shareholders are best served by Board members who are well-versed in corporate governance principles and other subject matters relevant to board service. The Board arranges for a series of annual educational presentations on its calendar. During 2021, we held several education sessions including cybersecurity, ESG, risk management, organizational resilience and the role of the Board in the oversight of corporate culture. Also, to encourage continuing director education, all directors may attend any director education programs they consider appropriate to stay informed about developments in corporate governance and the markets we serve. The Company reimburses directors for the reasonable costs of attending director education programs.
The Board also works with Management to ensure that new directors are onboarded through a robust process. The onboarding process includes educational meetings with all officers and other critical members of senior Management who provide insight into the Company’s business, strategy and culture; the Board and its Committees; Company policies; and fiduciary and legal obligations. All directors have access to online resources maintained by the Company which includes key charters, policies, procedures, principles, corporate governance documents, and similar information. Additionally, all directors are provided access to analyst reports, press releases and investor presentations.
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Corporate Governance Documents and Policies
Corporate Governance Documents and Policies
Our principal governance documents are our Corporate Governance Principles, Board Committee charters, director qualification standards, including our Independence Standards and Code of Business Conduct. Aspects of our governance documents are summarized below. We encourage our shareholders to read our governance documents, as they present a comprehensive picture of how the Board addresses its governance responsibilities to ensure our vitality and success. The documents are available in the “Investors—Corporate Governance” section of our website at www.westpharma.com and copies of these documents may be requested by writing to our Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Corporate Governance Principles
Our Board has adopted Corporate Governance Principles to provide guidance to our Board and its committees on their respective roles, director qualifications and duties, Board and committee composition, organization, and leadership. Our Nominating and Corporate Governance Committee reviews our Corporate Governance Principles annually to ensure they meet best practices in corporate governance. In 2021, the Committee amended the Corporate Governance Principles to expand upon our commitment to, and the Board’s role in, establishing and communicating West’s position on societal and public policy issues, such as ESG issues. Our Corporate Governance Principles address, among other things:
•
Statements of the Board’s commitment to high ethical standards and principles of fair dealing

•
The requirement to hold separate executive sessions of the independent directors

•
The importance of robust executive succession planning and the role of directors in succession planning

•
The Board’s policy on setting director compensation and director share ownership guidelines

•
Guidelines on Board organization and leadership, including the number and structure of committees and qualifications of committee members

•
The importance of diversity, inclusion and a diverse mix of backgrounds to the Company’s long-term business needs

•
Ensuring processes are in place for maintaining an ethical corporate culture that is communicated and embraced by our team members and business partners

•
Monitoring and overseeing efforts on ESG initiatives

•
Guidelines on outside board memberships

•
Policies on making charitable contributions and prohibition of political contributions

•
Policies on access to Management

•
Requirements for fostering leadership development by senior executives

•
Statements of our executive compensation philosophy and our independent auditor standards

•
Director orientation and education

•
Assessments of Board and Committee performance to determine their effectiveness

Ethics and Code of Business Conduct
All of our team members, officers and directors are required to comply with our Code of Business Conduct (“COBC”) as a condition of employment or service. The COBC provides guidance on fundamental ethical and compliance-related principles and practices such as: accurate accounting records and financial reporting; avoiding conflicts of interest; diversity, equal opportunities and respect in the workplace; environment, health and safety; protection and proper use of property and information; and compliance with legal and regulatory requirements. The Board reviews the COBC regularly to ensure effectiveness and approved revisions in 2020 to enhance the sections on sexual harassment and human rights. The Board has adopted a comprehensive Compliance and Ethics Program, which was modernized and enhanced with a restatement in July 2020 to align with the U.S. Department of Justice’s guidance on the evaluation of corporate compliance programs.
Additionally, the Board has adopted a Supply Chain Policy Statement, as required under the laws of the United Kingdom, which are similar to those in California. This Supply Chain Statement indicates West’s compliance with various acts and reaffirms our commitment to the Pharmaceutical Supply Chain Initiative (“PSCI”). PSCI supports the efforts of pharmaceutical suppliers to meet industry
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Corporate Governance Documents and Policies
expectations with respect to ethics, labor, health and safety, environmental, and management systems, including a prohibition against the use of forced, bonded or indentured labor. These commitments are also reflected in our Business Partner Code of Conduct. Both codes are available here: www.westpharma.com/about-west/corporate-responsibility/compliance-and-ethics. Susan A. Morris is our Chief Compliance Officer and reports directly to the Audit Committee of the Board on all compliance matters. Ms. Morris trains the Board on compliance matters and delivers regular reports on program developments and initiatives to the Audit Committee and no less than annually to the full Board.

Director Independence
Our Board has adopted a formal set of categorical Independence Standards. The Independence Standards meet or exceed the independence requirements of the NYSE corporate governance listing standards. Under the Independence Standards, a director must have no material relationship with us other than as a director. The Independence Standards specify the criteria for determining director independence, including strict guidelines for directors and their immediate families regarding employment or affiliation with us, members of our senior Management or their affiliates. The full text of the Independence Standards may be found under the “Investors—Corporate Governance” section on our website at www.westpharma.com.
The NCGC undertook its annual review of director independence in February 2022. As a result of this review, the NCGC recommended and the full Board concurred that no revision of the Independence Standards was required. Subsequently, the Board considered whether any relationships described under the Independence Standards between the Company and each individual director existed. The Board affirmatively determined that each of its non-employee directors is independent of the Company and Management as defined under the Independence Standards.

Related Person Transactions and Procedures
The Board has adopted written policies and procedures relating to the Nominating and Corporate Governance Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements under SEC regulations. A “related person” includes our directors, officers, 5% shareholders, and their immediate family members.
Under these policies, the NCGC reviews the material facts of all related-person transactions, determines whether the related person has a material interest in the transaction and may approve, ratify, rescind, or take other actions.
In approving a transaction, the Committee will consider, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
The Committee reviews and pre-approves certain types of related person transactions, including certain transactions with companies at which the related person is an employee only, and charitable contributions that would not disqualify a director’s independent status. The policy and procedures can be found in the “Investors—Corporate Governance” section of our website, www.westpharma.com.
We have no related person transactions required to be reported under applicable SEC rules.

Political Contributions and Lobbying
While we encourage directors, officers and team members to become involved in the political process in their individual capacity, including personal contributions to political campaigns, no West team member or director may conduct personal political activity on Company time or use Company funds, property or equipment for political activities. We prohibit the use of Company funds and assets to support political candidates, parties or ballot measures. As a Company, we comply with the laws related to contributing to, directly or indirectly, political organizations and government officials where appropriate. Under our Corporate Governance Principles, the Board is responsible for overseeing the process used by the Company to ensure the Company’s policy prohibiting political contributions is effectively implemented.
The Company made no political contributions in 2021 but does hold membership in recognized and reputable industry groups that may conduct lobbying activities. West supports trade associations to advance collaborative approaches to problems faced by companies engaged in the same industries that we are in, but our support does not extend to use of our funds to support any candidate, party or ballot measure. We also monitor the major policy positions taken by these associations to ensure they are consistent with our positions.
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Corporate Governance Documents and Policies

Anti-Hedging and Pledging Policies
We prohibit directors, officers and team members from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which would allow them to continue to own our common stock, but without the full risks and rewards of ownership. We also prohibit directors, executive officers and other senior team members from engaging in pledging or hypothecating our securities as collateral for a loan without demonstrating to the General Counsel that a director or officer has the financial capacity to repay the loan. It is expected that this exception would be permitted only in exceedingly rare circumstances. No pledging is permitted to cover margin debt. Additionally, no West securities may be held in a margin account by directors or officers because there is a risk of the shares being sold without consent. Directors and officers are prohibited from engaging in short sales or other short-position transactions in West securities as well.

Share Ownership Goals
Directors.   To encourage significant share ownership by our directors and further align their interests with the interests of our shareholders, directors are expected to acquire within three years of appointment, and to retain during their Board tenure, shares of our common stock equal in value to at least five times their annual retainer. The directors elected prior to 2021 meet this requirement, including directors who are still within the initial three-year period. Ms. Joseph, who was appointed in August 2021, has not yet met the ownership goal, but is expected to do so during the required period.
Officers.   Share ownership goals further align an officer’s interests with those of our shareholders and encourage a long-term focus. Within five years of attaining their position, all executive officers must acquire shares of common stock with a value equal to designated multiples of their base salary. The Compensation Committee established a goal of six times base salary for the CEO and two times base salary for all other named executive officers. In 2021, the Compensation Committee approved changes to the current officer share ownership requirements. A full description of the approved changes and the officer share ownership requirements can be found in our “Compensation Discussion and Analysis.”
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Stock Ownership
Stock Ownership
The table below shows the number of shares of our common stock beneficially owned as of March 23, 2022, by each of our directors, each NEO and all current directors and executive officers as a group. For executive officers, in addition to shares owned directly, the number of shares includes: (1) vested shares held in participant accounts under our 401(k) plan, Nonqualified Deferred Compensation Plan for Designated Employees (“Employee Deferred Compensation Plan”) and Employee Stock Purchase Plan; and (2) time vested restricted stock and Restricted Stock Units (“RSUs”) held in various incentive plan accounts, unless receipt of those shares has been deferred. For non-employee directors, in addition to shares owned directly, the common stock column includes vested deferred stock and stock-settled stock units awarded under the Nonqualified Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”).
Name	Common Stock	Options Exercisable Within 60 Days	Percent of Class
Silji Abraham	9,064	19,226	*
Bernard J. Birkett	16,378	31,042	*
Eric M. Green	105,664	660,065	*
David A. Montecalvo	14,295	33,237	*
Mark A. Buthman	40,188	0	*
William F. Feehery	28,516	0	*
Thomas W. Hofmann	42,143	0	*
Paula A. Johnson	0	0	*
Deborah L. V. Keller	7,783	0	*
Myla P. Lai-Goldman	16,561	0	*
Douglas A. Michels	42,341	0	*
Paolo Pucci	8,074	0	*
Patrick J. Zenner	78,633	0	*
Robert F. Friel	1,801	0	*
Molly E. Joseph	384	0	*
Annette F. Favorite	18,942	43,470	*
Quintin J. Lai	11,566	22,965	*
Charles Witherspoon	1,422	4,545	*
Chad Winters	1,073	1,967	*
Kimberly B. MacKay	310	1,681	*
Cynthia Reiss-Clark	3,350	6,682	*
All directors and executive officers as a group (21 persons)	448,489	824,880

*
Less than one percent of outstanding shares

2022 Annual Meeting and Proxy Statement | 27

Stock Ownership
Based on a review of filings with the SEC, we have determined that the persons listed below hold more than 5% of the outstanding shares of our common stock as of March 18, 2022. Unless otherwise stated, each holder has sole voting and dispositive power over the shares listed. Percent of class information based on public filings, which are stated as of December 31, 2021.
Name and Address of Beneficial Owner	Shares	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	8,633,853(1)	11.65%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	8,094,288(2)	10.9%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	6,241,901(3)	8.4%

(1)
Includes sole voting power over no shares and shared voting power over 125,459 shares and sole dispositive power over 8,327,886 shares and shared dispositive power over 305,967 shares.

(2)
Includes sole voting power over 7,181,781 shares and sole dispositive power over all shares listed.

(3)
Includes sole voting power over 1,510,547 shares and sole dispositive power over all shares listed.

28 | 2022 Annual Meeting and Proxy Statement

Director Compensation
Director Compensation
2021 Non-Employee Director Compensation
Our Director compensation structure is reviewed annually by the Board in consultation with Pay Governance LLC (“Pay Governance”), our independent compensation consultant. After this review, the Board determined to increase the value of the Chair of the Board award by $20,000 and the Committee Chair Fees (excluding the Audit and Compensation Committee) by $5,000 effective January 1, 2021. These changes were the result of market adjustments to keep us competitive with members of our Business Segment Group and to account for the additional time needed as directors’ roles have grown. The compensation structure in effect for 2021 is set forth below:
Compensation Item	Amount
Annual Retainers and Chair Fees
Board membership	$90,000
Chair of the Board*	140,000
Audit Committee Chair	20,000
Compensation Committee Chair	20,000
All Other Committee Chairs	15,000
RSUs	190,000

*
$70,000 of this value is delivered as an increase in the Chair’s annual Board membership retainer cash and the remaining $70,000 is delivered as an increase in the Chair’s RSU award subject to the same one-year vesting schedule applicable to the RSU award.

Given the new composition of the Board Leadership as of May 24, 2022, there will be no additional chair fee paid to Mr. Green. The NCGC is determining the amount, if any, Mr. Pucci will be paid after he assumes his role as Lead Independent Director during 2022, and this will be reported in our 2023 Proxy Statement.
The following table shows the total 2021 compensation of our non-employee directors.
2021 Non-Employee Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Mark A. Buthman	90,000	189,948	35,345	315,294
William F. Feehery	150,000	189,948	26,088	321,037
Robert F. Friel	90,000	189,948	1,306	281,255
Thomas W. Hofmann	110,000	189,948	38,220	338,168
Paula A. Johnson*	30,907	—	42,660	76,567
Molly E. Joseph	34,582	137,544	64	172,189
Deborah L. V. Keller	90,000	189,948	6,632	286,580
Myla P. Lai-Goldman	105,000	189,948	14,446	309,395
Douglas A. Michels	110,000	189,948	37,396	337,344
Paolo Pucci	105,000	189,948	6,890	301,839
Patrick J. Zenner	160,000	260,068	57,567	477,635

*
Dr. Johnson did not stand for re-election at the 2021 Annual Meeting of Shareholders, and, therefore, her service as a member of the Board of Directors ended on May 4, 2021.

Fees Earned or Paid in Cash
The amounts in the “Fees Earned or Paid in Cash” column are retainers earned for serving on our Board, its committees and as committee chairs and Chair, as applicable. All annual retainers are paid quarterly. Ms. Joseph was appointed a Director on August 23,
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Director Compensation
2021, and, therefore received a partial third quarter retainer of  $12,082. The amounts are not reduced to reflect elections to defer fees under the Director Deferred Compensation Plan. During 2021, Mr. Buthman and Ms. Joseph deferred 100% of their fees.
Stock Awards
The amounts in the “Stock Awards” column reflect the grant date fair value of stock-settled RSU awards made in 2021 and the grant date fair value as determined under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. On May 4, 2021, each non-employee director was awarded 577 RSUs, with a grant date fair market value of  $329.20 per share based on the closing price of our common stock on the award date. These awards had a grant date fair value of approximately $190,000. Upon Ms. Joseph’s appointment, she was awarded a prorated award for her service from August 21, 2021 to the next Annual Meeting of 308 RSUs with a grant date fair market value of  $446.57 per share based on the closing price of our common stock on the award date. The prorated award had a grant date value of approximately $137,544. For a discussion on RSU grant date fair value, refer to Note 14 of the consolidated financial statements in our 2021 Annual Report.
RSUs are granted on the date of our Annual Meeting and fully vest on the date of the next Annual Meeting so long as a director remains on the Board as of that date. Generally, all unvested grants of equity forfeit upon termination. However, if a director retires during the calendar year that he or she reaches our mandatory retirement age, the award will vest on a monthly basis through retirement.
Stock-settled RSUs are distributed upon vesting, unless a director elects to defer the award under the Director Deferred Compensation Plan. In 2021, all directors elected to defer their RSU awards. All awards are distributed as shares of common stock, as described below. When dividends are paid on common stock, additional shares are credited to each director’s deferred stock account as if those dividends were used to purchase additional shares.
For Mr. Zenner, this column also includes the 213 RSUs received out of the portion of his $70,000 Chair’s annual retainer, that is payable in RSUs as described above. The RSUs, which had a grant date fair value of  $329.20 per share, will vest 100% at the 2022 Annual Meeting assuming he remains in service as a director through that date. These RSUs also earn dividend equivalents.
The table below shows the number of outstanding stock awards held by each director at year-end. No directors have any outstanding options.
Outstanding Director Stock Awards at Year-End 2021
Board Member	Vested Annual Stock Awards (#)	Unvested Annual Deferred Stock and Stock-Settled RSU (#)	Total Outstanding Stock Awards (#)
Mark A. Buthman	39,593	577	40,170
William F. Feehery	27,926	577	28,503
Robert F. Friel	1,223	577	1,800
Thomas W. Hofmann	41,547	577	42,125
Paula A. Johnson*	47,545	—	47,545
Molly E. Joseph	76	308	384
Deborah L. V. Keller	7,202	577	7,780
Myla P. Lai-Goldman	15,977	577	16,554
Douglas A. Michels	41,744	577	42,321
Paolo Pucci	7,493	577	8,070
Patrick J. Zenner	64,303	791	65,094

*
Dr. Johnson’s service ended May 4, 2021, and she received a distribution of 612 shares during 2021 under the Director Deferred Compensation Plan.

All Other Compensation
The amounts in the “All Other Compensation” column are Dividend Equivalent Units (“DEUs”) credited to accounts under the Director Deferred Compensation Plan and $1,000 each in charitable donations made by Mr. Feehery and Mr. Hofmann, which were matched by the Company’s foundation.
30 | 2022 Annual Meeting and Proxy Statement

Director Compensation
Director Deferred Compensation Plan
All non-employee directors may participate in the Director Deferred Compensation Plan, which permits participants to defer all or a part of their annual cash compensation until their Board service terminates. Deferred fees may be credited to a “stock-unit” account that is deemed invested in our common stock or to an account that earns interest at the prime rate of our principal commercial bank. Stock-unit accounts are credited with DEUs based on the number of stock units credited on the dividend record date.
The value of a director’s account balance is distributed on termination of Board service. The value of a director’s stock-unit account is determined by multiplying the number of units credited to the account by the fair market value of our common stock on the termination date.
RSUs that a director elects to defer (and all shares of deferred stock) are distributed in shares of stock. Pre-2014 stock units may be distributed in cash in lieu of stock if a director made an election in 2013. All post-2013 stock units are only distributable in stock. Partial shares are distributed in cash.
Directors may receive their distribution as a lump sum or in up to ten annual installments. Separate elections apply to amounts earned and vested before January 1, 2005 and amounts earned and vested after December 31, 2004, which solely applies to Mr. Zenner. If a director elects the installment option, the cash balance during the distribution period will earn interest at the prime rate of our principal commercial bank and deferred stock and stock-settled units will be credited with DEUs until paid.
The following table summarizes the amounts credited to each Director Deferred Compensation Plan account as of December 31, 2021. All values on the following table are determined by multiplying the number of stock units or shares of deferred stock, as applicable, by $469.01, the fair market value of a share of stock on December 31, 2021. A portion of the stock units reported below may relate to deferred compensation that has previously been reported in the “Fees Earned or Paid in Cash” column for the year the underlying compensation was earned by the director.
Director Deferred Compensation Plan at Year-end 2021
Board Member	Cash-Settled Stock Units Value ($)	Vested Stock—Settled Unit and Deferred Stock Value ($)	Unvested Deferred Stock and RSU Value ($)	Total Account Balance ($)
Mark A. Buthman	—	18,569,493	270,836	18,840,329
William F. Feehery	—	13,097,343	270,836	13,368,179
Robert F. Friel	—	573,580	270,836	844,416
Thomas W. Hofmann	—	19,486,075	270,836	19,756,911
Paula A. Johnson*	—	22,299,080	—	22,299,080
Molly E. Joseph		35,650	144,514	180,164
Deborah L. V. Keller	—	3,378,039	270,836	3,648,875
Myla P. Lai-Goldman	—	7,493,246	270,836	7,764,082
Douglas A. Michels	3,939,635	15,638,718	270,836	19,849,189
Paolo Pucci	—	3,514,273	270,836	3,785,108
Patrick J. Zenner	—	30,158,801	370,815	30,529,616

*
Dr. Johnson’s service ended May 4, 2021, and she received a distribution equal to $201,620 during 2021 under the Director Deferred Compensation Plan

2022 Annual Meeting and Proxy Statement | 31

Compensation Committee Report
Compensation Committee Report
Set forth below is the Compensation Discussion and Analysis, which outlines West’s executive compensation programs and policies and how such policies are used to align executive compensation with business performance and shareholder return. This section describes our executive compensation programs for 2021, the compensation decisions made under those programs and the factors considered by the Committee in making those decisions.
In performing its governance function, the Compensation Committee has reviewed and discussed with Management the “Compensation Discussion and Analysis.” Based on its review and discussion with Management, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the “Compensation Discussion and Analysis” in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Compensation Committee
Douglas A. Michels, Chair
Mark A. Buthman
William F. Feehery
Thomas W. Hofmann
Deborah L. V. Keller
32 | 2022 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis
Compensation Discussion and Analysis
The 2021 Compensation Discussion and Analysis describes and provides disclosure about the objectives and policies underlying our executive compensation program. It details the compensation for each of our Named Executive Officers (“NEOs”) and the factors considered by the Committee when making compensation decisions. The NEOs for 2021 are as follows:
•
Eric M. Green, President and Chief Executive Officer (“CEO”)

•
Bernard J. Birkett, Senior Vice President and Chief Financial Officer

•
David A. Montecalvo, Senior Vice President and Chief Operations and Supply Chain Officer

•
Silji Abraham, Senior Vice President, Chief Technology Officer

•
Kimberly B. MacKay, Senior Vice President, General Counsel and Secretary

Executive Summary: 2021 Performance at a Glance
West’s long-term business strategy includes growing and expanding our products and services to meet the unique needs of our customer groups, operating with excellence to drive efficient utilization of our global manufacturing footprint and building the capabilities of our team to address current and future business needs. This strategy drives our long-term financial construct to grow sales organically by approximately ten percent annually, and achieve improved profitability year over year, and, in turn, creates a sustainable business that will meet the needs of our customers, patients, shareholders and team members.
Each year, we have seen growing interest and demand for our high value product offerings, delivery device platforms and our services. Customers are also coming to West for our scientific expertise and insight into the regulatory landscape that governs our industry. This demand has translated into positive results for the business. In 2021, we reported:
•
Full-year 2021 net sales of  $2.832 billion, a 31.9% increase; organic sales growth of 29.4%; currency translation increased sales growth by 250-basis points

•
Full-year 2021 reported-diluted EPS of  $8.67, an increase of 89.7%, and full-year 2021 adjusted-diluted EPS of  $8.58, an increase of 80.3%

•
Full-year 2021 gross profit margin of 41.5%, a 570-basis point increase from the prior year

•
Proprietary Products segment gross profit margin expanded by 580-basis points

•
Contract-Manufactured Products segment gross profit margin decreased by 90-basis points

•
Full-year 2021 operating cash flow was $584.0 million, an increase of 23.6%; capital expenditures were $253.4 million, compared to $174.4 million over the same period last year, and represented 8.9% of full-year 2021 net sales; and free cash flow (operating cash flow minus capital expenditures) was $330.6 million, an increase of 10.9%

The foregoing discussion is qualified by the information contained in the performance graph in our 2021 Annual Report, the “Financial Measures and Adjustments” section beginning on page 43 of this Proxy Statement and our non-U.S. GAAP reconciliation set forth in the Form 8-K filed February 17, 2022.
2022 Annual Meeting and Proxy Statement | 33

Compensation Discussion and Analysis
2021 Committee Actions and Rationale
Executive Compensation Actions & Results

Reaffirmed West’s compensation philosophy of pay-for-performance that aligns executives’ incentive compensation with Company performance and stakeholder interests on both a short and long-term basis, without promoting excessive risk

Reaffirmed continuation of the two-comparator group approach used for executive and director pay and pay-for-performance benchmarking

Conducted an in-depth review of West’s peer group, and based on current business performance and strategic direction, approved increasing revenue range to $1B—$6B for both comparator groups resulting in changes to the peer groups

Limited the number of shares with less than a 12-month minimum vesting period to less than 5% of aggregate number of shares
Conducted a review of West’s Executive Officer Stock Ownership Guidelines resulting in changes to Executive Officer ownership requirements and withholding obligations
Conducted a review of West’s annual global gender pay equity analysis to help to ensure equity and compensation based on job roles as well as ensuring compliance with global reporting requirements

Due to the unpredictable impact of COVID-19, delayed 2021-23 Long-Term Incentive (LTI) plan target setting to May to enable better assessment of the impact of COVID-19 on the market and to ensure the setting of appropriate but challenging stretch targets

Governance and Compensation
Executive Compensation Philosophy
Our compensation philosophy is to provide competitive executive pay opportunities tied to our short-term and long-term success. We follow a “market median” target compensation philosophy approach, reviewing each compensation component (base salary, target AIP and LTI Awards) against the market median. However, we focus on Target Direct Compensation (TDC) at the market median to allow flexibility to target an individual’s component and total compensation opportunity above or below the median based on individual performance, critical skills and recognition of current and anticipated future contributions. This overriding pay-for-performance approach enables us to attract, motivate and retain the type of executive leadership that will help us achieve our strategic objectives and realize increased shareholder value. To achieve these goals, we have adopted the following program objectives:
•
Reward achievement of both operating performance and strategic objectives

•
Align the interests of West’s leaders to those of our investors by varying compensation based on both short-term and long-term business results and delivering a large portion of the total pay opportunity in West stock. All NEOs have a minimum of 64% of at risk compensation based on performance

•
Differentiate rewards based on performance against business objectives to drive a pay-for-performance culture, with a major portion of executive pay based on achievement of financial performance goals

•
Promote a balanced incentive focus that does not encourage unnecessary or unreasonable risk taking

•
Be market competitive to attract and retain highly qualified senior leaders needed to drive and grow a global enterprise

34 | 2022 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis
Best Practices that Support Our Executive Compensation Philosophy
The Compensation Committee oversees the governance, design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. We continue to incorporate leading design and governance practices into our compensation programs.
What We Do	What We Don’t Do

✔
Target Total Direct Compensation at the 50th percentile of our comparator group companies

✔
Provide most of the compensation through performance-based incentives

✔
Conduct realizable pay-for-performance analyses of our CEO compensation and use tally sheets to provide additional information on the appropriateness and function of our executive pay

✔
Incorporate in our CIC agreements a “double-trigger” feature requiring termination of employment to receive benefits

✔
Require executive officers to meet West stock ownership guidelines subject to ongoing compliance requirements until ownership guidelines are met

✔
Cancellation or recovery of incentive compensation based on achievement of specified financial results that are the subject of a subsequent restatement or amounts determined to have been inappropriately received due to fraud, misconduct or gross negligence

✔
Engage with an independent consultant to review compensation programs and decisions

✘
No hedging, pledging or engaging in any derivatives trading with respect to our common stock

✘
No repricing or exchange of awards without shareholder approval

✘
No individual severance agreements for executive officers other than CEO

✘
No tax gross ups

✘
No guaranteed incentive payouts

✘
No accelerated vesting of equity awards for executive officers

✘
No above market returns on deferred compensation plans

Say-on-Pay
Each year, we hold a shareholder “Say-on-Pay” advisory vote to assess the support for the compensation of our NEOs as disclosed in our Proxy Statement. In 2021, our Say-on-Pay proposal received more than 95% support, consistent with each of the previous three years.
2022 Annual Meeting and Proxy Statement | 35

Compensation Discussion and Analysis

Executive Compensation Program Design
The specific elements of West’s executive compensation programs are:
Element	Objective	Type	Key Features
Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market	Cash
•
Annual cash compensation that is not at risk

•
Reviewed annually against our compensation comparator groups with adjustments considered based on level of pay relative to the market, individual and Company performance

Short-term Annual Incentive
Focuses executives on annual results by rewarding them for achieving key budgeted financial targets
Links executives’ incentives with those of shareholders by promoting profitable growth
Helps retain executives by providing market competitive compensation
Cash
•
Annual cash incentive based on achievement of key business metrics: Net Sales, EPS, OCF, and Gross Profit

•
Annual incentive award payouts may vary from 0% to 200% of the targeted award based on achievement

•
Threshold performance required to achieve payment is 85% of target performance goal

Long-term Incentive Compensation (100% Equity)
Aligns executives’ interests with those of shareholders by linking compensation with long-term Company and stock price performance that benefits our team members and shareholders
Serves as both an incentive and retention vehicle for executives through multi-year PSUs and stock options
Promotes a balance of longer term risk and reward, without encouraging unnecessary or unreasonable risk taking
Typically granted as 50% PSUs and 50% stock options
Annual PSU Grant (50% of long-term incentive compensation award fair market value (“FMV”))
•
PSUs are settled three years from the grant date based on business results over a three-year performance period

•
PSUs (inclusive of DEUs) are paid in shares of Company common stock upon vesting

•
The number of shares (inclusive of accrued DEUs) that may be earned over the performance period is based on achievement against target of two equally weighted measures—Sales CAGR and ROIC—and can range from 0% to 200% of the target award

•
Threshold performance required to achieve payment is 70% for each target performance metric

Annual Nonqualified Stock Option Grant (50% of long-term incentive compensation award FMV)
•
Annual awards vest in four equal annual installments and expire 10 years from the grant date||

•
Option exercise prices must be equal to (or exceed) the closing price on the grant date||

•
DEUs are not provided on options

Time Vesting Restricted Stock Units and Retention Options
•
Typically, only used to attract talented executives who are foregoing compensation from prior employer||

•
Provides a retention tool for new executives, provides an immediate ownership stake in the Company and alignment with shareholders through an incentive to increase the stock value

36 | 2022 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis
Element	Objective	Type	Key Features
Retirement	Attracts and retains executives by providing a level of retirement income and retirement savings in a tax efficient manner	Retirement Plan
•
Provides retirement income for eligible participants based on years of service and earnings up to U.S. Internal Revenue Code (“Code”) limits

•
Provides a defined benefit plan to pre-2017 hires that transitioned to a cash balance plan formula in 2007, which was frozen in December 2018

•
Replaced with a non-elective defined contribution amount to our 401(k) Plan in January 2019

Supplemental Executive Retirement Plan, (“SERP”)
•
Previously provided retirement income, on a nonqualified basis, in excess of Code limits on the same basis as the Retirement Plan

•
Eligibility was frozen for the SERP in 2017 and benefit accrual ceased in 2018

401(k) Plan
•
Qualified 401(k) plan that provides participants the opportunity to defer taxation on a portion of their income, up to Code limits, and receive a match of 100% on the first 3% and 50% on the next 2% and, in some cases, a non-elective Company contribution

Employee Deferred Compensation Plan
•
Extends, on a nonqualified basis, the 401(k) plan deferrals in excess of Code limits on the same terms and permits deferral of AIP and PSU awards

•
Executives may elect to defer up to 100% of their annual cash compensation

Other Compensation	Perquisites and Other Benefits		• Rarely provided except in exceptional circumstances due to unique situations
2022 Annual Meeting and Proxy Statement | 37

Compensation Discussion and Analysis
Targeted Pay Mix
The chart below illustrates the percentage weighting of each compensation element that comprises the 2021 target TDC for the CEO and the average for the other NEOs.

Factors Used in the Compensation Process
Compensation Committee
The Compensation Committee (or the “Committee” in this section of the Proxy Statement) reviews and approves the compensation elements and the compensation targets for each of our executive officers. The Committee also makes determinations with respect to the AIP as it relates to our executive officers, including the approval of annual performance goals and subsequent full year achievement against those goals. It administers all elements of the Company’s LTI plan, and approves the benefits offered to executive officers. Compensation decisions for the CEO are reviewed and approved by the full Board of Directors.
The Committee uses its judgment in making decisions about individual compensation elements and total compensation for our NEOs. This judgment is informed by competitive market data but primarily is focused on each NEO’s performance against his or her individual performance objectives, as well as the Company’s overall financial performance and the financial performance of the function or areas of operational responsibility for each NEO.
In making its decisions, and with guidance from our independent compensation consultant, Pay Governance, the Committee uses several resources and tools, including competitive market information, compensation trends within our comparator groups, where available, and realizable pay versus performance analysis.
The Committee also periodically reviews “tally sheets” for each of our executive officers as one of the tools to help assess the alignment of NEO pay with our performance and compensation philosophy. The tally sheets include salary, equity and non-equity incentive compensation and the value of compensation that would be paid in various termination scenarios. The tally sheets help the Committee to understand the magnitude and interplay of the various components of our compensation programs.
Finally, the Committee evaluates the Company’s compensation programs on an annual basis to ensure that our plans do not induce or encourage excessive risk-taking by participants.
Management
Our CEO and CHRO annually review with the Committee the performance of each executive officer and recommend to the Committee annual merit salary adjustments and any changes in annual or long-term incentive opportunities or payouts for these officers, except for the CEO. The Committee considers Management’s recommendations along with data and recommendations presented by Pay Governance.
The CHRO serves as the liaison between the Committee and Pay Governance, providing internal data on an as needed basis so that Pay Governance can produce comparative analyses for the Committee. In addition, the Company’s Human Resources, Finance and
38 | 2022 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis
Law Departments support the work of the Committee by providing information, answering questions and responding to various requests of Committee members as required.
Independent Compensation Consultant
The Committee has engaged Pay Governance as its independent consultant to assist the Committee in evaluating the executive compensation program. The consultant provides no services to us other than advice to the Committee on executive compensation matters (including CIC matters) and to our Nominating and Corporate Governance Committee on director compensation. In 2021, the Committee reaffirmed Pay Governance to be independent from the Company under the applicable NYSE and SEC regulations.
During 2021, Pay Governance performed the following tasks for the Committee:
✔
Provided competitive market data for the compensation of the executive officer group and provided input to the Committee regarding officer pay recommendations (including the CEO)

✔
Assessed incentive plan performance difficulty of achievement and provided related context regarding performance metric selection

✔
Updated the Committee on executive compensation trends and regulatory developments

✔
Prepared a realizable pay analysis for the CEO

✔
Conducted an in depth review of the Company’s comparator groups

✔
Provided input on compensation program design and philosophy

✔
Monitored trends and analysis in executive and equity compensation

External Benchmarking
In support of our compensation philosophy, we reference the median compensation values of two compensation comparator groups, which we refer to as the “Business Segment Group” and the “Broad Talent Market Group.” Data from both the Business Segment Group (which generally is applicable to the CEO and CFO) and Broad Talent Market Group (applicable to all Executive Officers) are used to determine competitive pay practices for our CEO and executive officers in a wholistic manner.
The Business Segment Group is composed of public companies with operational and customer characteristics like our own business operations. These companies initially are identified by Pay Governance and then approved by the Committee with input from Management based on the following criteria: (1) size (approximately one-half to two times our annual sales); (2) industry (healthcare equipment/supplies, industrial manufacturing and life sciences tools/services); and (3) operating structure such as:
•
Global footprint with multi-plant manufacturing capabilities

•
Similar raw materials and products (elastomers, plastics, metals), and similar intellectual property profile

•
Similar customer characteristics (complex sales cycle, quality requirements, regulatory requirements)

The Broad Talent Market Group is a larger and broader sampling of size-appropriate companies that participate in the WTW (formerly Willis Towers Watson) annual executive compensation database. Unlike the Business Segment Group, the Committee does not select individual members of the Broad Talent Market Group. Companies within the Broad Talent Market Group operate in industries that are similar, but not identical to our own industry. Industries included are: Chemicals and Gases; Electrical and Scientific Equipment and Components; Medical Supplies and Equipment; and Pharmaceutical and Biotechnology.
Given our size and business portfolio, it is challenging to identify a robust sample of appropriate market compensation peers that fit conventional criteria. Therefore, we believe that using a balance of business and talent market references that reflect companies with which we compete for business and capital, and more broadly, those with which we compete for talent, provides the Committee with decision-quality data and context, and reasonably represents our labor market for executive talent.
The Committee believes it is good governance to periodically review our two compensation comparator group approach and comparators to ensure they are appropriate and to adjust based on: (1) our changing enterprise strategy; (2) the markets in which we compete for business, including emerging or more technical markets; (3) the areas in which we compete for talent, business and capital; and (4) our changing size and complexity. The last significant update to our comparator groups occurred in 2016. In 2021, the Committee, in conjunction with Pay Governance, determined an in-depth peer group review was appropriate given our growth and evolving business strategy to ensure relevant market context was available when making pay decisions. Our analysis reviewed multiple factors, namely comparators’ business scope, future aspirations, market capitalization, headcount, similarity of customer or client base, consideration of whether third-parties use the identified companies as a peer, and competition for similar talent.
Based on the above, the Committee approved the following changes to our peer groups:
2022 Annual Meeting and Proxy Statement | 39

Compensation Discussion and Analysis
•
Increased the Broad Talent Group revenue scope from companies with $500 million to $4 billion in revenue to companies with $1 billion to $6 billion in revenue, maintaining the common practice of targeting companies within one-half to two times our annual sales.

•
Adjusted the constituents of the Business Segment Group on the basis of size, industry, operating structure, and business performance with the addition of Agilent Technologies, Inc., Bio-Rad Laboratories, Inc., Hologic, Inc., Integra LifeSciences Holdings, and PerkinElmer and the removal of Gerresheimer AG and Avanos Medical, Inc. Varian Medical Systems, Inc. was acquired by Siemens Healthineers AG in April 2021, and was also removed from this comparator group.

Below is a chart that lists each company included in the current Business Segment Group and some key data the Committee considered in making the selection for inclusion. The sales data below are generally from 2021 public annual reports with respect to each company, with average market capitalization data as in January 2022. All amounts are in millions of U.S. Dollars. Prior to the updates which were effective in July 2021, we used the previous peer group disclosed in our 2020 Proxy Statement.
Business Segment Group
Company	Industry	Revenue	Market Capitalization	Number Employees	S&P 500
Agilent Technologies, Inc.	Health Care Equipment and Services	$6,319	$43,099	17,000	•
AptarGroup, Inc.	Materials	3,163	7,871	13,000
Bio-Rad Laboratories, Inc.	Health Care Equipment and Services	2,980	18,884	8,000	•
Catalent, Inc.	Health Care Equipment and Services	4,483	18,624	17,300	•
CONMED Corporation	Pharmaceuticals, Biotechnology and Life Sciences	1,011	3,944	3,400
The Cooper Companies, Inc.	Health Care Equipment and Services	2,923	19,913	12,000	•
DENTSPLY SIRONA Inc.	Health Care Equipment and Services	4,245	11,899	15,000	•
Edwards Lifesciences Corporation	Health Care Equipment and Services	5,233	72,850	14,900	•
Haemonetics Corporation	Health Care Equipment and Services	934	2,595	2,708
Hologic, Inc.	Health Care Equipment and Services	5,494	17,729	6,705	•
IDEXX Laboratories, Inc.	Health Care Equipment and Services	3,215	45,164	9,300	•
Integer Holdings Corporation	Health Care Equipment and Services	1,177	2,674	7,500
Integra LifeSciences	Health Care Equipment and Services	1,526	5,639	3,700
PerkinElmer, Inc.	Health Care Equipment and Services	5,067	22,328	16,700	•
ResMed Inc.	Health Care Equipment and Services	3,444	34,996	7,970	•
STERIS plc	Health Care Equipment and Services	3,848	23,090	13,000	•
Teleflex Incorporated	Health Care Equipment and Services	2,537	15,032	14,000	•
West Pharmaceutical Services, Inc.	Healthcare Equipment and Services	$2,832	$29,004	10,000	•
Executive Officer Stock Ownership Guidelines
Within five years of appointment “Attainment Period,” NEOs are expected to acquire shares of West common stock with a value equal to the following:
CEO	Other NEOs
6 times base salary	2 times base salary
The following illustrates the type of equity holdings that count towards stock ownership requirements:
What Counts	What Does Not Count

✔
100% of West shares owned personally or by members of the immediate family sharing the same household

✔
100% of vested shares of West stock held in a qualified or non-qualified deferred compensation plan

✔
60% of unvested RSUs

✔
Unrestricted bonus stock, not a part of matching contributions but subject to matching contribution holding requirements

✘ Unvested stock options and PSUs ✘ Unexercised, vested stock options ✘ Restricted bonus stock subject to matching contribution holding requirements
40 | 2022 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis
In 2021, the Committee, in consultation with Pay Governance, agreed to remove the provision requiring individuals to receive 25% of their annual bonus in West Stock until they had met the required share ownership goals. This change was made because our current equity granting practices and award levels enable executives to achieve the acquired ownership level within five years and this provision was no longer necessary to ensure timely attainment. No change was made to the provision requiring officers who had not met the required share ownership within five years of appointment to retain 100% of net shares resulting from any equity award vesting or stock option exercise and to have 50% of their annual bonus paid in stock.
As of December 31, 2021, all NEOs have met their required hold share amounts with the exception of Ms. MacKay, who is within five years of her appointment and is expected to achieve the required holding amount by 2025.

Impact of Business Results on Our 2021 Incentive Plans
We have designed our compensation programs to align the pay of our senior executives with both short-term and long-term financial results and the performance of our stock. As such, the majority of pay for our CEO and other NEOs is performance-based and is impacted by our financial results and stock price performance. During 2021, 16% of Mr. Green’s Total Direct Compensation (“TDC”) was variable based on short-term business performance and 71% was based on long-term goals. For our other executives, approximately 21% of their TDC was variable based on short-term business performance and 48% was based on long-term goals.
Above target achievement of financial metrics for 2021 resulted in a payout greater than 100% for our short-term incentive plan and a payout above 100% of our long-term incentive plan.
Our AIP paid out at 184.7% of target for the Corporate plan due to above target achievement in all three metrics, driven primarily by a 21.9% overachievement of the EPS target.
Our LTI plan is equally based on achieving sales CAGR and ROIC targets. The payout for the 2019-2021 performance period was 189.25% driven by overperformance in both metrics. The sales CAGR for this period achieved 247.84% of the 7.4% target resulting in a 200% payout factor, which is weighted 50% (contributing 100% to the payout), and our ROIC for this period achieved 141.33% of the target of 13.7% resulting in a 178.51% payout factor, which is also weighted 50% (contributing 89.25% to the payout).

Incentive Compensation: Important Facts about Our Incentive Targets
As in previous years, the Committee evaluates and decides upon the appropriate financial measures to be considered in determining compensation payouts using the following principles:
•
Alignment with our growth strategy, supporting profitable growth while generating significant cash from operations, and driving long-term value creation for our customers, team members, investors, and shareholders

•
Provide a clear line of sight to the stated goals of the Company, so that the targets are clearly understood and can be affected by the performance of our executives and team members

•
Attainable targets, but with a sufficient degree of  “stretch” to support growth

•
Consistent with market practice

•
Currency neutral on sales in order to measure the underlying results of the business and help to ensure business leaders are making decisions that drive long-term sustainable growth rather than addressing short-term currency fluctuations or items impacting comparability

•
We make limited adjustments to metrics. At times, adjustments may need to be made when calculating results for awards such as for changes in financial accounting reporting regulations, unexpected changes in costs and other financial implications associated with corporate transactions.

We continually test the robustness of our incentive targets and performance payout curves. The setting of our performance payout curves considers the following:
•
Performance levels necessary to achieve our long-term goals and deliver superior shareholder returns

•
The difficulty of achieving various levels of performance based on historical and anticipated future results

•
Metrics, program designs and results at companies in our Business Segment Group

•
Performance relative to our Business Segment Group and anticipated industry trends

The Committee annually reviews the target setting process to ensure adherence to our principles. This analysis is aided by a retrospective review of our performance compared to that of our competitors and is performed annually by the Board’s independent compensation consultant, Pay Governance.
2022 Annual Meeting and Proxy Statement | 41

Compensation Discussion and Analysis
For 2021, we measured the following key financial metrics:
Plan	Financial Metric	Rationale
AIP	Earnings per Share	A comprehensive measure of income and provides an emphasis on profitable growth while focusing managers on expense control
	Consolidated Net Sales	Provides a clear line of sight target for all members of our Executive Leadership Team as we strive to create value by growing our sales
	Operating Cash Flow	Provides a focus on generating cash in the short term to fund operations, research and capital projects and focuses managers on cash generation
	Consolidated Gross Profit	Provides a focus on targeting efforts on higher value product growth and improving operating efficiencies in our production facilities
LTI	Sales Compounded Annual Growth Rate	Provides an objective measure of net sales growth
	Return on Invested Capital	Drives efficient and disciplined deployment of capital
Note: All metrics are measured at actual foreign currency exchange (“FX”) rates except for Consolidated Net Sales, which is measured at budget FX rates to remove the impact of currency fluctuations and allow for a year to year comparison.

Our Annual Incentive Compensation
Target Setting
At the beginning of each year, the Committee and the Board review and approve West’s annual business objectives and set the metrics and weightings for the AIP to reflect current business priorities. These objectives translate to targets for West and for each business unit for purposes of determining the target funding of the AIP. Performance against business objectives determines the actual total funding pool for the year, which can vary from 0% to 200% of total target incentives for all executives.
Our reported results may be adjusted when comparing to AIP targets for unusual events outside the control of Management including changes in accounting standards, tax regulations and currency devaluations. We may also exclude certain transactions such as material acquisition or disposition costs including restructuring charges particularly if these items were not included in the performance target. The specific adjustments reviewed and made by the Committee in 2021 are listed in the “Financial Measures and Adjustments” section of this Proxy Statement, and include adjustments for foreign currency exchange (revenue only), stock-based compensation tax benefits, restructuring charges, and amortization on acquisition intangibles.
Target Awards
The target annual incentive awards for our NEOs are set as a percentage of base salary. Target awards are reviewed annually to ensure alignment with our compensation philosophy of targeting each compensation element and the Target Direct Compensation at the market median. Variances from this goal are based on an evaluation of competitive market data, internal equity considerations and individual performance. Our payout curve is structured to reflect our philosophy that Management should be rewarded for meeting or exceeding goals and payouts should diminish or be withheld when targets are missed.
The formula to determine each NEO’s AIP total potential payment is as follows:
42 | 2022 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis
The payout factor is a pre-established multiplier that corresponds, on a sliding scale, to the achievement percentage of the AIP target objective so that if actual performance is less than target, the multiplier decreases on a sliding scale based on the achievement percentage and is based on the following chart:
Achievement %	Payout factor
<85%	0.00%
85%	50.00%
95%	83.35%
100%	100.00%
105%	133.33%
110%	166.67%
≥115%	200.00%
Achievement that falls between any two achievement percentages is straight-line interpolated. The Committee has the discretion to adjust payouts positively or negatively to account for exceptional circumstances.
The Committee reviews the AIP scoring, adjustments made thereto and approves the AIP funding level.
Earned incentives paid in 2022 with respect to 2021 results for each metric for our NEOs, all of whom participate in the Corporate metrics AIP, are shown below:
Plan	Metric	Weight	Target	Performance	% Target Achieved	% Payout	Earned Incentive
Corporate	Consolidated Revenue	20%	$2,534.9	$2,851.3	112.5%	183.3%	184.7%
	EPS	60%	$6.70	$8.17	121.9%	200.0%
	Operating Cash Flow	20%	$585.8	$620.9	106.0%	140.0%
Financial Measures and Adjustments
EPS growth for AIP purposes differs from the EPS reported in our Earnings Release under U.S. GAAP and is best explained by reconciling the results used for calculating AIP payments to U.S. GAAP and the Earnings Release. A reconciliation of the financial measures used for the AIP to our Earnings Release financials allows for a meaningful comparison. The following table contains unaudited reconciliations of 2021 U.S. GAAP Consolidated Net Sales, OCF and Reported-diluted EPS to Adjusted Net Sales, Adjusted OCF and Adjusted-diluted EPS for AIP purposes relating to the 2021 AIP Performance Metrics and Achievement Table above. There were no other adjustments.
2022 Annual Meeting and Proxy Statement | 43

Compensation Discussion and Analysis
2021 Consolidated Performance
Reported diluted EPS(1)	$8.67
Pension settlement	0.02
Cost investment activity	0.06
Restructuring and related charges	0.02
Amortization of acquisition-related intangible assets	0.04
Asset impairment	0.04
Royalty acceleration	(0.25)
Tax law changes	(0.02)
Adjusted diluted EPS per Earnings Release	$8.58
Tax Benefit Stock Compensation(2)	(0.41)
Adjusted diluted EPS for AIP purposes	$8.17
Operating Cash Flow (in millions)	$584.0
Restructuring and related charges	3.5
Royalty acceleration	33.4
Adjusted OCF for AIP purposes	$620.9
Consolidated Net Sales (in millions)	$2,831.6
Foreign exchange impact vs. budget	19.7
Adjusted Net Sales for AIP purposes	$2,851.3

(1)
A full discussion of components of adjusted diluted EPS is found in our fourth-quarter and full-year 2021 earnings press release filed on Form 8-K with the SEC on February 17, 2022.

(2)
This item was not included in the budgeted EPS target and is deducted for purposes of comparing actual results to our performance targets for the AIP.

Our Long-Term Equity Incentive Compensation
Target Setting
Typically, the targets for West’s PSUs are set at the beginning of each three-year performance period, considering West’s financial guidance and the annual budget as approved by the Board. At the end of the three-year period, the score is calculated based on results against the predetermined, equally-weighted targets. We use CAGR and ROIC as our performance measures for determining PSU payouts. Each metric is weighted equally because we believe sales CAGR and ROIC are equally important in creating shareholder value over the long-term.
In 2021, in light of the uncertainty of COVID-19 and the impact to our business, we delayed setting the targets for the 2021-23 PSU plan from February to May to enable a better assessment of impact of COVID-19 on the market and to ensure appropriate but challenging stretch targets.
The metrics, goals and weightings for the performance period are:
2021—23 PSU Performance Period Targets
Metric	Threshold	Target	Maximum
CAGR	7.77%	11.10%	16.65%
ROIC	15.12%	21.60%	32.40%
Target Awards
LTI compensation opportunities for our executives, including the NEOs, are entirely equity-based. Each NEO’s annual target award is split into two equal amounts, which are then used to determine the number of stock options and PSUs awarded to the executive. The value of each stock option is determined under the Black-Scholes valuation method. The value of each PSU is determined by our stock price at the grant date. The actual or realized value of these awards in future years will vary from this target amount based on share price, ROIC and Sales CAGR performance over time.
44 | 2022 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis
In 2021, the number of target PSUs awarded to all executives, including the NEOs, was calculated by dividing the PSU portion of the annual target award value by $274.29, the closing price of our stock on the day the target awards were approved by the Committee, February 23, 2021. However, because the targets were approved during the Committee meeting on May 3, 2021, the grant date fair value of each PSU presented in the following Compensation tables is $329.88. Please refer to Note 14 of our Annual Report on Form 10-K for a complete discussion of our stock-based compensation.
The use of stock options is intended to align our executives’ longer-term interests with those of our shareholders because options deliver value to the executive only when and to the extent that share price exceeds the exercise price of the option. Therefore, options provide a strong performance-based link between shareholder value and executive pay.
PSUs entitle the recipient to receive common shares based on achievement of three-year sales CAGR and ROIC targets, which, if achieved, will have resulted in strong returns for our shareholders.
The value of each NEO’s long-term grant is determined by the Committee based on its review of peer-group market data, the executive’s role and responsibilities, his or her impact on our results, advancement potential, retention considerations, and, in principle, is targeted to the market median.
Performance Share Units
The number of shares earned under the PSUs is based on achievement of sales CAGR and ROIC targets. Each PSU award agreement contains a target payout for the recipient. The number of shares an executive earns at the end of a performance period is calculated by multiplying the target number of PSUs awarded at the beginning of the period times the applicable “payout factor” for each performance metric by the weighting for that performance metric.
Performance Achievement (% of Target)	Payout factor
<70%	0
70%	50%
85%	75%
100%	100%
110%	120%
125%	150%
≥150%	200%
The Committee approves the determination of actual achievement relative to pre-established targets and the number of PSUs is adjusted up or down from 0% to 200% based on the approved actual achievement. The Committee reserves the right to adjust payouts negatively or positively under exceptional circumstances.
Equity Award Grant Practices
Under the Committee’s equity-based awards policy and procedures, equity awards to NEOs normally are made once per year. The Company’s policy on equity grants contains rules on determining (1) the grant date of equity awards (at least two business days following the release of our annual results for the preceding fiscal year) and (2) the exercise price of stock options granted by the Committee (which must be at least equal to the closing price of our stock on the grant date).
2022 Annual Meeting and Proxy Statement | 45

Compensation Discussion and Analysis

2021 Compensation Decisions
In the first quarter of each year, the Committee meets to determine CEO and Executive Officers’ pay decisions for base salary, AIP and LTI award grants reflecting both prior year performance and appropriate positioning versus the representative peer group(s).
Our compensation strategy supports West’s business imperatives. It is designed to ensure:
•
That executives balance short-term objectives against long-term priorities

•
Alignment with shareholder interests

•
The Company can attract and retain the leadership needed to deliver strong results

2021 Compensation Decisions for Our CEO
The Chair of the Committee works directly with the Committee’s Compensation Consultant to provide a decision-making framework for use by the Committee in determining incentive plan payouts and setting target compensation opportunities for the CEO. This framework considers, among other things:
•
Assessment of the CEO’s performance against objectives in the prior year, both qualitative and quantitative

•
Progress against strategic objectives

•
West’s total performance over a multi-year period

•
Competitive benchmark analysis, and other relevant information

2021 Performance Highlights
Mr. Green’s overall compensation decisions were made in the context of the Company’s financial performance relative to the approved goals, his continued progression as CEO and the peer group market data.
46 | 2022 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis
President and Chief Executive Officer: Eric M. Green Hired April 24, 2015
2021 Performance Highlights

•
Led strong management and delivery of business full-year 2021 reported net sales of  $2.832 billion, representing growth of 31.9% over the prior year and organic sales growth of 29.4%; and full-year 2021 adjusted-diluted EPS of  $8.58, increased by 80.3%

•
Expanded operating cash flow to $584.0 million, an increase of 23.6% over the prior year

•
To meet the increased pace of customer demand, directed over $253 million in capital investments, a 45% increase over 2020. The majority of the incremental CapEx has been leveraged to increase our High Value Product manufacturing capacity within our existing facilities

•
Continued to lead the Company through the COVID-19 pandemic, ensuring team member safety and continued supply to customers, while achieving record sales growth and margin expansion

•
Continued to drive team member safety, retention and reward programs across the business including work from home arrangements, amended shifts with enhanced health and safety practices and protocols, reductions in travel, increased sick leave for team members and dependents, back-up childcare support, mental health services, and appreciation bonuses

•
Delivered five product line extensions, including NovaGuard® SA Pro Safety System 0.5ml glass syringes, 4040 LyoTec stoppers, Daikyo® Crystal Zenith® Ophthalmic 0.5mL Luer Lock syringe and expanded service capabilities to address unmet customer needs

•
Invested and executed new digital capabilities across the enterprise to enhance the user experience both internally for team members and externally for customers, while fortifying our cybersecurity measures to manage risk

•
Championed importance of Diversity & Inclusion with the launch of the CEO-led Inclusion Council and expanded Employee Business Resource Groups. Improved the diversity of our workforce, with increases in both female and minority representation in our senior leader positions and in underrepresented minorities in the U.S.-based, professional workforce population

2021 Compensation Decisions

•
Base Salary: The Committee approved an increase in salary from $1,000,000 to $1,050,000 (5% increase) based upon business performance, targeted market-pay positioning and the external market data on competitive pay levels provided by Pay Governance

•
AIP Target Opportunity: 115% of base salary, up from 105% in 2020, representing target opportunity of  $1,207,500, which was found to be market-competitive

•
2021 AIP Payout (paid in March 2022): $2,230,253, representing 184.7% of target

•
LTI Award for 2021-2023 Performance Period: $5,500,000 grant date fair value, split 50% stock options and 50% PSUs to align to the market median and drive greater retention value

For 2021, at target, 86% of Mr. Green’s pay was at risk and subject to attainment of specific performance goals. With these changes, Mr. Green’s annual TDC opportunity increased 18.4%, from $6,550,000 in 2020 to $7,757,500, resulting in parity with the market median of the peer group.

2022 Annual Meeting and Proxy Statement | 47

Compensation Discussion and Analysis
Senior Vice President and Chief Financial Officer: Bernard J. Birkett Hired June 21, 2018
2021 Performance Highlights

•
Led strong financial management of business that led to full-year 2021 operating cash flow of  $584 million, an increase of 23.6% over the prior year; strategic investments in capital to drive future growth; and capital expenditures of over $253 million, an increase of over 45%

•
Drove Corporate Development in 2021, serving as the executive sponsor for West’s landmark collaboration with Corning, as well as researching and vetting future business partners that can drive West’s strategy forward

•
Served as the executive sponsor for West’s Demand and Supply Chain project to develop strategies that would better serve customers through the dynamic supply chain challenges created by the COVID-19 pandemic

•
Built strong working relationships with the investor community by delivering a consistent and predictable cadence of communication from West management that provided clarity and confidence in West’s long-term business strategy and in its response to the COVID-19 pandemic

•
Established a new Global Financial Services department, a shared service function based in Dublin, and staffed it with a diverse team of professionals from 16 countries that is working to centralize finance processes to provide a more efficient delivery of services to the enterprise

•
Oversaw the implementation of S4 HANA within the Global Finance organization to increase the Company’s ability to better serve its external and internal stakeholders with critical finance data and reporting

•
Served as key liaison to external auditor, PwC, and to the Audit and Finance Committees of the Board ensuring strong working relationships

2021 Compensation Decisions

•
Base Salary: 4.2% increase, raising base to $625,000 from $600,000

•
AIP Target Opportunity: 70% of base salary, flat from 2018, representing target opportunity of  $437,500

•
2021 AIP Payout (paid in March 2022): $808,063, representing 184.7% of target

•
LTI Award for 2021-2023 Performance Period: $1,400,000 grant date fair value, split 50% stock options and 50% PSUs

For 2021, at target, 75% of Mr. Birkett’s pay was at risk and subject to attainment of specific performance goals.
48 | 2022 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis
Senior Vice President and Chief Operations and Supply Chain Officer: David A. Montecalvo Hired September 26, 2016
2021 Performance Highlights

•
Delivered a Global Operations and Supply Chain plan which saw significant capacity increases, lean savings and continued product supply to customers amidst the COVID-19 pandemic

•
Achieved 2021 consolidated gross margin expansion of 570 basis points

•
Increased ROIC to 25.7% (up from 16.9% in 2020), driven by efforts to significantly improve asset utilization across global operations and operations rigor applied to new investments

•
Successfully executed the phased capacity expansion for elastomer/seals products with more than $253M in capital investment that supported more than 400 new equipment installations and 30 major facility expansions across 13 global sites

•
Prioritized team member safety and engagement throughout the year, by enabling work from home opportunities, modifying shift schedules and implementing additional safety measures at all work sites. No significant business interruptions were seen at any of our 25 global sites during 2021

•
Led Global Operations to flex with significant and frequent demand changes at our plants due to the COVID-19 pandemic and drove global supply chain resilience strategies to ensure supply

•
Continued to execute and mature West’s global supply chain strategy with a focus on supplier management risk reduction, logistics and distribution, and the addition of a new senior supply chain executive to lead a newly formed End-to-End Global Supply Chain organization

•
Drove forward West’s long-term automation strategy by fortifying the Company’s Global Engineering organization with a new leader, more than 100 new hires and a new automation competency model that will drive team member growth and development

2021 Compensation Decisions

•
Base Salary: 5.9% increase, raising base to $470,000 from $450,000

•
AIP Target Opportunity: 65% of base salary, flat from 2018, representing a target opportunity of  $305,500

•
2021 AIP Payout (paid in March 2022): $564,259 representing 184.7% of target

•
LTI Award for the 2021-2023 Performance Period: $550,000 grant date fair value, split 50% stock options and 50% PSUs

For 2021, at target, 65% of Mr. Montecalvo’s pay was at risk and subject to attainment of specific performance goals.
2022 Annual Meeting and Proxy Statement | 49

Compensation Discussion and Analysis
Senior Vice President, Chief Technology Officer: Silji Abraham Hired February 26, 2018
2021 Performance Highlights

•
Established a new strategic framework for the Research and Development team that includes Applied Research, Advanced Engineering and Technology Scouting teams

•
Launched Crystal Zenith 2.25 to customers and advanced new product development for additional high value product offerings across the portfolio

•
Hired a Chief Medical Officer to strengthen West’s R&D strategy and established a new technology scouting and venture investment program that resulted in two new investments in 2021

•
Implemented an upgraded Enterprise Resource Planning System (S/4 HANA) across the business in 2021 to enable better data management across West’s global network of plants and offices

•
Launched a “work from anywhere” infrastructure platform across all locations worldwide in Q1 2021 to enable West’s workforce to work remotely, a critical requirement as the Company managed through another year of the pandemic

•
Launched an updated external website for the Company: www.westpharma.com, and developed and deployed an interactive tool for customers and employees called “West Digital” which provides a real-time consumer experience across all applications including the website

•
Successfully established a robust Software Engineering team to support Internet of Things (IOT), web and other custom software applications across the enterprise

2021 Compensation Decisions

•
Base Salary: 6.7% increase, raising base to $475,000 from $445,000 in recognition of his promotion to Chief Technology Officer

•
AIP Target Opportunity: 65% of base salary, representing a target opportunity of  $308,750

•
2021 AIP Payout (paid in March 2022): $570,261, representing 184.7% of target

•
LTI Award for the 2021-2023 Performance Period: $550,000 grant date fair value, split 50% stock options and 50% PSUs

For 2021, at target, 64% of Mr. Abraham’s pay was at risk and subject to attainment of specific performance goals.
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Compensation Discussion and Analysis
Senior Vice President, General Counsel and Corporate Secretary: Kimberly B. MacKay Hired December 2, 2020
2021 Performance Highlights

•
Set a new strategy for the Legal organization, with a key focus on building internal capabilities, eliminating low value work, allocating resources to strategic areas of the business, and launching automated tools to increase the speed and agility of the function

•
Drove the Corporate Responsibility (CR) Program, which was recognized with the following awards in 2021: Top 25 Performer of 100 Most Sustainable Companies in America by Barron’s, a Silver Stevie Award for Corporate Social Responsibility, and a Bronze Stevie Award for the Most Valuable Response to the Pandemic

•
Created and delivered a new process for procurement contracting that included strategies for better engagement with customers, risk mitigation and a process for continuous improvement feedback, all of which is working to speed execution and drive consistency within the function

•
Managed the Company’s Intellectual Property strategy, protecting the Company’s assets and securing more than 200 new patents in 2021, and increasing internal patent law capabilities by 30%

•
Oversaw the Company’s Corporate Compliance program which resulted in a 99% recertification rate for Code of Conduct employee training, a comprehensive internal communication campaign designed to engage and educate team members and regular briefings with West’s Executive Compliance Oversight Committee and Board

•
Bolstered the Health, Safety and Environment (HSE) team with additional resources and realigned reporting relationships to Legal to increase visibility, resourcing and integration with other stakeholder reporting, in line with the Company’s broader Environmental, Social and Governance strategies

•
Increased managerial competency and accountability with the Legal, Regulatory and HSE functions and launched a leadership development program for the senior leaders to increase collaboration, communication and future growth

2021 Compensation Decisions

•
Base Salary: $430,000

•
AIP Target Opportunity: 60% of base salary, representing a target opportunity of  $258,000

•
2021 AIP Payout (paid in March 2022): $476,526, representing 184.7% of target

•
LTI Award for the 2021-2023 Performance Period: $550,000 grant date fair value, split 50% stock options and 50% PSUs

For 2021, at target, 65% of Ms. MacKay’s pay was at risk and subject to attainment of specific performance goals.
2022 Annual Meeting and Proxy Statement | 51

Compensation Discussion and Analysis

Other Compensation Practices
Post-Employment Compensation Arrangements
During 2021, all NEOs were eligible to participate in our defined contribution retirement plan for all team members. In addition to the standard benefits available to all eligible team members, we maintain nonqualified retirement plans in which these executives participate in the same capacity as eligible salaried team members.
All tax-qualified defined benefit plans have a maximum compensation limit and a maximum annual benefit, which limits the benefit to participants whose compensation exceeds these limits. The nonqualified retirement plans offered by the Company provide benefits to key salaried team members, including each NEO, using the same benefit formulas as the tax-qualified plans but without regard to the compensation limits and maximum benefit accruals for tax-qualified plans.
Severance Plan Arrangements
West also provides our NEOs with benefits upon termination in various circumstances, as described under “Estimated Payments Following Termination” and “Payments on Termination in Connection with a Change-in-Control” sections below.
The purpose of the Executive Change in Control Severance Pay Plan is to provide compensation in the case of termination of employment in connection with an acceleration event. The Executive Change in Control Pay Plan applies to all of our NEOs with the exception of Mr. Green. The severance terms for Mr. Green in the event of an acceleration event were covered under his employment agreement. The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company’s future performance after certain change of control events. We believe that our existing arrangements help executives remain focused on our business in the event of a threat or occurrence of a change in control and encourage them to act in the best interests of the shareholders in assessing and implementing a transaction. The Company’s CIC agreements do not include excise tax gross ups and single triggers where benefits would be paid without a termination of employment. Additionally, our CIC agreements include a cutback in payments and benefits if the NEO would be in a more favorable after-tax position and provide that no benefits are payable upon a voluntary resignation that is not due to “good reason.”
With regard to Mr. Green’s severance arrangement, we believe severance pay is necessary to attract and retain a quality CEO candidate and that the benefits of securing a release of claims, cooperation and non-disparagement provision from Mr. Green upon an involuntary termination are significant. Mr. Green has a separate employment agreement that contains many provisions similar to those contained in the form of Change in Control Agreement for other officers, but also includes other terms and conditions that resulted from negotiations relating to compensation and termination.
The terms and conditions of all these agreements are described in more detail in the Compensation Tables section of this Proxy Statement.
During 2020, the Committee approved changes to our U.S.-based severance plan, which previously excluded officers, to include officers who do not have separate arrangements like Mr. Green. These changes, which were made to bring the Company into alignment with market practices, were effective January 1, 2021 and provide a period of transition for senior executives who are separated for cause. The terms are consistent with those for all U.S. salaried team members and the length of severance benefit is dependent upon years of service and job level. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause. For officers, the severance payment is equal to one year’s salary and benefits continuation at active participant rates, provided the officer has a minimum of one year of service. In addition, all team members are eligible for job transition assistance. To receive benefits under the plan, team members must agree to certain restrictive covenants and a waiver of all claims against West.
Personal Benefits
The benefits provided to our NEOs are generally the same as or consistent with those provided to our other salaried team members. However, upon hire, Mr. Birkett, an Irish citizen, was provided tax planning and preparation reimbursement up to $15,000 per year (not subject to gross-up). This was due to a unique challenge regarding his change from an expatriate package at his prior employer to a local hire at West, as well as complications due to the relocation of a non-U.S. citizen. 2022 will be the last year for this benefit.
Retention Cash
Occasionally, the Committee pays signing and retention bonuses in cash. These bonuses may have repayment obligations. The primary purpose of these payments is to replace equity or cash payments a new officer will forfeit from his or her former employer upon joining West.
Realizable Pay Analysis
The Committee works with Pay Governance to review pay granted and realizable by the CEO in the context of West’s performance. Realizable pay is calculated using actual bonuses earned, end of period stock values and in-the-money value of stock options granted
52 | 2022 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis
during the year. It takes a retrospective look at pay versus performance. The analysis showed that there was a high correlation between the realizable pay earned by our CEO and the Company’s performance as measured by total shareholder return, sales CAGR, ROIC and similar financial metrics compared to other members in our Business Segment Group. The Committee determined this analysis is consistent with its pay-for-performance philosophy and that our incentive plans are operating as intended.
Risk Considerations in Our Compensation Programs
The Committee, in consultation with our internal auditor and our independent compensation consultant, has reviewed our compensation policies and practices for our officers and team members and concluded that any risks arising from these policies and programs are not reasonably likely to have a material adverse effect on the Company. The Committee believes that the mix and design of the elements of our compensation program are appropriate and encourage executive officers and key team members to strive to achieve goals that benefit the Company and our shareholders over the long term.
Our compensation policies and procedures are applied uniformly to all eligible participants. By targeting both company-wide and business-unit performance goals in our annual bonus plans and long-term compensation, we believe we have allocated our compensation between base salary and short- and long-term target opportunities in a way that does not encourage excessive risk-taking by our team members.
Policy on Hedging and Pledging
We prohibit directors, officers and team members from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which would allow them to continue to own our common stock, but without the full risks and rewards of ownership. We also prohibit directors, NEOs and other senior team members from engaging in pledging, short sales or other short-position transactions in our common stock.
Impact of Tax and Accounting Treatment
The Committee selects compensation vehicles that will, in its view, create the best link between pay and performance. Generally, the accounting and tax treatments of executive compensation has not been a significant factor in the Committee’s decisions regarding the amounts or types of compensation paid. Our programs have been designed to maximize deductibility under applicable tax law unless it conflicts with our compensatory goals. The Committee also considers the impact of changes to accounting regulations and tax law when reviewing elements of compensation, including equity and other performance-based awards.
2022 Annual Meeting and Proxy Statement | 53

Compensation Tables
Compensation Tables
The following tables, narrative and footnotes discuss the compensation of the NEOs during 2021.
2021 Summary Compensation
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation	Total
Eric M. Green President & Chief Executive Officer	2021	1,040,385	0	3,307,377	2,750,076	2,230,253	0	144,666	9,467,111
	2020	989,423	0	2,250,128	2,250,027	1,981,350	45,620	125,748	7,642,296
	2019	935,769	0	2,100,020	2,100,017	1,228,406	51,963	117,513	6,533,687
Bernard J. Birkett SVP, CFO & Treasurer Finance	2021	620,192	0	842,184	700,056	808,063	0	72,723	3,043,217
	2020	593,654	0	500,086	500,006	792,540	0	72,084	2,458,370
	2019	564,385	91,667	383,257	375,003	491,362	0	35,208	1,940,882
Silji Abraham SVP & Chief Digital & Transf Officer	2021	469,231	0	330,870	274,932	570,261	0	68,917	1,714,211
	2020	440,769	0	400,028	399,968	545,815	0	42,010	1,828,589
	2019	421,000	0	240,645	200,002	340,388	0	35,104	1,237,139
David A. Montecalvo SVP Global Operations & Supple Chain	2021	466,154	0	330,870	274,932	564,259	0	48,694	1,684,677
	2020	445,192	0	250,130	250,003	551,948	8,881	44,006	1,550,160
	2019	421,923	0	211,244	200,002	341,998	10,591	37,728	1,223,485
Kimberly MacKay(3) Sr VP General Counsel & Corporate Secretary	2021	430,000	0	330,870	274,932	476,526	0	39,908	1,552,236

(1)
The amount for 2019 represents a lump sum relocation allowance for Mr. Birkett.

(2)
These amounts are an estimate of the increase in actuarial present value of each of our NEO’s age 65 accrued benefit under our retirement plans for 2021. Amounts are payable only when a participant’s employment terminates and may be reduced if benefits are commenced prior to age 65. Assumptions underlying the estimates are described under the 2021 Pension Benefits Table. This column does not include negative amounts. However, Mr. Green had a negative amount of $-5,645 and Mr. Montecalvo had a negative amount of  $-231.

(3)
Ms. MacKay was not a NEO when she joined the Company in December 2020.

54 | 2022 Annual Meeting and Proxy Statement

Compensation Tables
Stock Awards
Stock Awards Grant Date Fair Value (Target) 2019-21
	2021	2020		2019
Name	PSU Awards ($)	PSU Awards ($)	RSU Awards ($)	PSU Awards ($)	Incentive Shares ($)
Eric M. Green	3,307,377	2,250,128	—	2,100,020	—
Bernard J. Birkett	842,184	500,086	—	375,084	8,173
Silji Abraham	330,870	275,073	124,954	200,100	40,545
David A. Montecalvo	330,870	250,130	—	200,100	11,145
Kimberly MacKay	330,870
PSU and Incentive Share terms and conditions are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The table below shows the maximum payout for PSU awards made in 2021, 2020 and 2019.
Stock Awards PSU Grant Date Maximum Value 2019-21
Name	2021 ($)	2020 ($)	2019 ($)
Eric M. Green	6,614,754	4,500,256	4,200,040
Bernard Birkett	1,684,367	1,000,172	750,168
Silji Abraham	661,739	550,147	400,199
David A. Montecalvo	661,739	500,259	400,199
Kimberly MacKay	661,739
2022 Annual Meeting and Proxy Statement | 55

Compensation Tables
Option Awards
The amounts in the “Option Awards” column reflect the grant date fair value in each year, computed according to FASB ASC Topic 718. We use the Black-Scholes option pricing model to calculate grant date fair value based on the following assumptions for the named recipients:
Option Awards FASB ASC Topic 718
	Feb 23, 2021	Oct 29, 2020	Feb 18, 2020	Feb 19, 2019
Expected Life (Years)	5.6	5.7	5.7	5.6
Risk-Free Interest Rate	0.74%	0.47%	1.36%	2.34%
Dividend Yield	0.28%	0.27%	0.42%	0.66%
Expected Volatility	23.94%	24.65%	22.31%	22.46%
Black-Scholes Value	$63.00	$63.92	$39.21	$24.51
Recipients	All NEOs	Abraham	All NEOs	All NEOs
For a more detailed discussion of the assumptions used to calculate grant date fair value for our options, refer to Note 14 to the consolidated financial statements included in our 2021 Annual Report.
Non-Equity Incentive Plan Compensation
The amounts in the “Non-Equity Incentive Plan Compensation” column are AIP awards made with respect to 2021 performance. AIP awards are paid in cash, except participants may elect to have up to 100% paid in Company common stock on a pre-tax or after-tax basis.
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Compensation Tables
All Other Compensation
The amounts in the “All Other Compensation” column consist of: (1) for all NEOs, the total of the Company matching contributions made in 2021 on cash deferrals to the Employee Deferred Compensation Plan and 401(k) plan and any non-elective contributions made on behalf of participating team members (to the extent these amounts exceed the applicable Code limits, they are also reflected in the 2021 Nonqualified Deferred Compensation Plan Table); (2) Company-paid life insurance premiums; (3) DEUs credited in 2021 on unearned PSUs (assuming a 100% performance level) and unvested time-vesting restricted stock or RSUs, whether or not those awards have been deferred; (4) reimbursements for tax assistance services included in Mr. Birkett’s offer of employment (this amount is not grossed-up for taxes); and (5) relocation expenses reimbursed by the Company for Mr. Abraham and Ms. MacKay.
Components of All Other Compensation—2021
Name	Defined Contribution Plan Company Contributions ($)	Life Insurance ($)	Dividends & Dividend Equivalents ($)	Other	Total ($)
Eric M. Green	102,252	546	41,868	0	144,666
Bernard J. Birkett	53,982	546	11,895	6,300	72,723
Silji Abraham	42,051	486	5,610	20,770	68,917
David A. Montecalvo	42,143	491	6,060	0	48,694
Kimberly MacKay	24,500	470	1,106	13,832	39,908
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Compensation Tables
2021 Grants of Plan-Based Awards
The following table provides information on stock options and PSUs granted to our NEOs in 2021.
Name	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards (AIP)(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock And Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum
Eric M. Green	2/23/2021	603,750	1,207,500	2,415,000
	2/23/2021				5,013	10,026	20,052				3,307,377
	2/23/2021								43,652	274.29	2,750,076
Bernard J. Birkett	2/23/2021	218,750	437,500	875,000
	2/23/2021				1,277	2,553	5,106				842,184
	2/23/2021								11,112	274.29	700,056
Silji Abraham	2/23/2021	154,375	308,750	617,500
	2/23/2021				502	1,003	2,006				330,870
	2/23/2021								4,364	274.29	274,932
David A. Montecalvo	2/23/2021	152,750	305,500	611,000
	2/23/2021				502	1,003	2,006				330,870
	2/23/2021								4,364	274.29	274,932
Kimberly MacKay	2/23/2021	129,000	258,000	516,000
	2/23/2021				502	1,003	2,006				330,870
	2/23/2021								4,364	274.29	274,932

(1)
These amounts represent the minimum, target and maximum awards under the AIP. The amounts are not reduced to reflect any elections to defer receipt of an executive’s cash bonus or bonus shares under any deferred compensation plan.

(2)
These amounts represent PSUs that may vest depending on attainment of performance targets over a three-year performance period. The amounts in this column are not reduced to reflect any elections to defer receipt of an executive’s PSUs under any deferred compensation plan.

(3)
This column consists of the fair value of options and stock awards granted during 2021. The per-option grant date fair value (under FASB ASC Topic 718) was $63.00 for all options granted on February 23, 2021. In 2021, the number of target PSUs awarded to all executives, including the NEOs, was calculated by dividing the PSU portion of the annual target award value by $274.29, the closing price of our stock on the day the target awards were approved by the Committee, February 23, 2021. However, because the performance targets were approved during the Committee meeting on May 3, 2021, the grant date fair value of the PSUs is $329.88, the closing price on May 3, 2021. For the assumptions made in determining grant date fair values, refer to Note 14 to the consolidated financial statements included in our 2021 Annual Report.

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Compensation Tables
Outstanding Equity Awards at Year-End 2021
The following table contains information on the current holdings of stock options, unearned PSUs, RSUs, and restricted stock held by our NEOs on December 31, 2021.
	Option Awards(1)					Stock Awards
						Restricted Stock / RSUs(2)		Bonus Incentive Awards(3)		PSUs(4)—Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options UnExercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Bonus Incentive Shares or Units That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)
Eric M. Green(5)								288	135,074	43,736	41,025,678
Hire Grant 1	4/24/2015	164,320		57.38	4/24/2025
Hire Grant 2	4/24/2015	53,996		57.38	4/24/2025
Hire Grant 3	4/24/2015	79,816		57.38	4/24/2025
	2/23/2016	86,732		59.64	2/23/2026
	2/21/2017	83,616		83.47	2/21/2027
	2/20/2018	65,790	21,930	89.64	2/20/2028
	2/19/2019	42,840	42,840	102.51	2/19/2029
	2/18/2020	14,346	43,038	173.22	2/18/2030
	2/23/2021		43,652	274.29	2/23/2031
Bernard J. Birkett(6)						2,508	1,176,195	78	36,414	9,144	8,577,343
	6/21/2018	10,413	3,471	100.92	6/21/2028
	2/19/2019	7,650	7,650	102.51	2/19/2029
	2/18/2020	3,188	9,564	173.22	2/18/2030
	2/23/2021		11,112	274.29	2/23/2021
Silji Abraham (7)						455	213,463	385	180,654	4,567	4,283,721
	2/26/2018	5,390	2,630	86.24	2/26/2028
	2/19/2019	4,080	4,080	102.51	2/19/2029
	2/18/2020	1,753	5,259	173.22	2/18/2030
	10/29/2020	489	1,467	275.23	10/29/2030
	2/23/2021		4,364	274.29	2/23/2031
David A. Montecalvo								184	86,278	4,422	4,148,120
	2/21/2017	2,786		83.47	2/21/2027
	2/20/2018	15,039	5,013	89.64	2/20/2028
	2/19/2019	4,080	4,080	102.51	2/19/2029
	2/18/2020	1,594	4,782	173.22	2/18/2030
	2/23/2021		4,364	274.29	2/23/2031
Kimberly MacKay(8)										1,549	1,453,329
Hire Grant 1	12/2/2020	590	1,770	275.39	12/2/2030
	2/23/2021		4,364	274.29	2/23/2031

(1)
All options are exercisable in 25% annual increments beginning one year from the grant date, except as noted in footnote 5 for Mr. Green.

(2)
RSUs were granted to Mr. Birkett upon hire. RSUs were granted to Mr. Abraham as a recognition award on October 29, 2020. Vesting of awards for Mr. Birkett and Mr. Abraham are discussed in footnotes 6, 7 respectively. All RSUs granted also earn DEUs, which are subject to the same vesting schedule as the underlying RSU.

(3)
Bonus Incentive Awards are time-vesting restricted incentive shares granted when a NEO elects to receive a portion of his or her bonus in stock, whether or not the bonus is deferred under the Employee Deferred Compensation Plan. The restricted incentive shares were granted on February 20, 2018 (Mr. Green and Mr. Montecalvo) and March 1, 2019 (Mr. Birkett, Mr. Abraham, Mr. Montecalvo), and in each case, are 100% vested four years from the grant date if the bonus share to which the incentive share relates has not been sold and the team member has not terminated employment. The incentive shares will also vest 25% per year upon retirement, but no NEO who currently has outstanding incentive shares is yet eligible to retire. Unvested incentive shares are forfeited on employment termination. Dividends are paid on all unvested restricted shares and reinvested as additional stock subject to the same vesting requirements as the underlying shares. The market value of all restricted shares and RSUs is based on the closing price of our common stock on December 31, 2021 of  $469.01.

(4)
Except as noted for Ms. MacKay who received PSUs on her hire date, these PSUs were awarded on February 19, 2019, February 18, 2020 and February 23, 2021, and each covers a three-year performance period. This table includes as outstanding the 2019-21 PSUs awards that were distributed in February 2022, because the performance is not actually determined and certified by the Committee until the first quarter of 2022. The 2020 and 2021 awards will be earned (if at all) on December 31, 2022 and December 31, 2023, respectively, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through those dates. As required by the SEC’s disclosure rules, because the performance for the most recently completed fiscal year was more than 100%, the number of PSUs shown assumes that a maximum payout of 200% will be achieved for all three awards. Fair market value of the unearned PSUs is based on the closing price of our common stock on December 31, 2021 of  $469.01. The amounts are not reduced to reflect any elections to defer receipt under the Employee Deferred Compensation Plan.

(5)
The options denoted as Hire Grant 1 for Mr. Green in the table above vested 57.1% on April 24, 2018. The remaining 42.9% of these retention options and shares vested on April 24, 2020. The options denoted as Hire Grant 2 for Mr. Green were 25% vested upon the grant date and the remaining options vested in 25% increments

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Compensation Tables
on February 24th of each following year. The options denoted as Hire Grant 3 for Mr. Green vested in 25% increments on February 23rd of each year following grant. All other option grants are subject to the vesting schedules set forth in footnote 1 above.
(6)
The RSUs granted to Mr. Birkett will vest 25% on the anniversary of the grant provided that he remains employed by the Company, terminates with “good reason,” is terminated without “cause” by the Company, dies or becomes disabled. The options awarded upon hire will vest in 25% increments on the anniversary of the grant.

(7)
Mr. Abraham received 454 retention RSUs on October 29, 2020 which will vest 100% on the fourth anniversary of the grant date. The RSUs will vest provided that he remains employed by the Company, or dies or becomes disabled. The options awarded on October 29, 2020 as part of a retention award will vest in 25% increments on the anniversary of the grant.

(8)
Upon Ms. MacKay’s hire on December 2, 2020, she was awarded 2,360 stock options. She was also granted 272 PSUs for performance period 2019-2021 and 272 PSUs for performance period 2020-2022. Ms. Mackay received 1,003 PSUs as part of her annual award on February 23, 2021 related to the performance period 2021-2023. Although awarded in December 2020, all PSUs vest on the normally applicable vesting schedule described in footnotes 1 and 4.

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Compensation Tables
2021 Option Exercises and Stock Vested
The following table provides information about the value realized by our NEOs on the vesting of stock awards and units during 2021. None of the NEOs exercised any options in 2021.
2021 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Eric M. Green			30,551	8,329,825
Bernard Birkett			7,343	2,215,314
Silji Abraham			5,193	1,428,855
David A. Montecalvo			8,406	2,555,348

(1)
The value realized is equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of options exercised.

(2)
This column includes PSUs that were awarded in 2018 and earned in 2020, and paid in 2021 to all NEOs except Ms. MacKay, whether or not either award was deferred under the Employee Deferred Compensation Plan. This column includes partial vesting of Mr. Birkett’s and Mr. Abraham’s new hire RSU awards. This column also includes vesting of a new hire RSU awarded to Mr. Montecalvo on September 26, 2016, vesting over a five-year period. For RSUs and PSUs, the total includes additional shares awarded pursuant to DEUs, which are credited on unvested PSUs over the three-year vesting period at a rate that assumes the participant will earn the target award. For PSUs, at the time of the payout, the credited DEUs are then increased or decreased based on the payout factor earned for the applicable three-year performance period. Because the payout factor earned for the 2018-20 performance period was 154.52%, the number of DEUs accrued over that period was multiplied by 154.52%. The following table shows the PSU payouts that vested, and the number of additional shares distributed due to DEUs.

(3)
The value of the PSUs was determined by multiplying the number of vested units by $272.65, the fair market value of our common stock on the payout date, February 22, 2021. The value of the RSUs for Mr. Birkett, Mr. Abraham and Mr. Montecalvo was determined by multiplying the number of vested units by the fair market value of our common stock on June 21, 2021 and February 26, 2021 and September 26, 2021, respectively.

2019-21 PSU and 2021 RSU Vesting
Name	PSUs Earned	Dividends Equivalents Paid on PSU Payouts	RSUs Earned	Dividends Equivalents Earned
Eric M. Green	30,167	384	0	0
Bernard Birkett	4,785	53	2,477	29
Silji Abraham	3,583	45	1,546	20
David A. Montecalvo	6,895	88	1,392	32
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Compensation Tables
2021 Pension Benefits
Qualified Retirement Plan
Until December 31, 2006, we maintained a final average pay defined benefit pension plan, which calculated retirement benefits for all salaried participants as a percentage of average annual earnings. Each participant’s accrued benefit under the Retirement Plan’s pension formula was frozen, and the pension benefits related to service on or after January 1, 2007 for all existing and new participants are expressed as a “cash balance” type formula. Under the cash balance approach, an allocation is made at the end of each calendar year (or on employment termination, if earlier) to a participant’s hypothetical cash balance account. The allocation is determined by the age of the participant and the percentage of annual compensation for that age band pursuant to the basic cash balance formula.
Each year, the balance in the hypothetical account will be credited with interest at a rate equal to the average 30-Year Treasury Bond Rate for November of the year prior to the year the interest is credited or 3.3%, if greater.
In general, the compensation used for determining a participant’s benefits under the retirement plan consists of base salary, overtime, annual incentive awards (paid in cash or stock), and other cash remuneration, plus a participant’s contributions to our 401(k) plan.
We froze pay credits to the Retirement Plan as of December 31, 2018. Only interest credits will continue to accrue on previously accrued benefits for eligible participants on January 1, 2019 and beyond. No team members hired on or after January 1, 2017 are eligible for the Retirement Plan. In lieu of the Retirement Plan benefits, we have made enhancements to our 401(k) plan, including a non-elective contribution, which is currently 3% of a participant’s compensation, subject to applicable Code limits and vesting requirements. Effective August 31, 2021, we made the decision to terminate the Retirement Plan. A request for approval of the Plan termination has been submitted to the Pension Benefit Guaranty Corporation (“PBGC”). With PBGC’s approval, proceedings to terminate the Plan started in 2021 and will continue through 2022.
Normal retirement age under the Retirement Plan is 65. Participants with ten years of service may retire and commence payment of their frozen benefits upon reaching age 55, with reduced benefits based on their age at the retirement date. A participant may begin distribution of his or her cash balance benefits on employment termination, without regard to age or years of service, but will forego future interest credits.
The benefit that each participant will receive at retirement will be the sum of the accrued benefit under the old pension formula as of December 31, 2006, plus the amount allocated to the participant’s cash-balance account. All NEOs that participate in the Retirement Plan are vested.
Supplemental Executive Retirement Plan
2021 IRS requirements limit the compensation that can be used to calculate a participant’s benefit under a qualified retirement plan to $290,000 and the annual benefit is limited to $230,000. The SERP benefits are substantially equal to the difference between the total benefit accrued under the Retirement Plan and the amount of benefit the Retirement Plan is permitted to provide under the statutory limits on benefits and earnings. The benefits are unfunded and paid out of our general assets. SERP benefits (other than interest credit accruals) froze in a similar manner to the freeze to the Retirement Plan in January 2019.
The SERP provides for benefits accrued on or after January 1, 2005 to be payable in a lump sum on the date that is six months following termination of employment. Benefits accrued before that date are payable at the same time and in the same form as under the Retirement Plan. SERP benefits may be reduced to reflect early commencement of benefits before age 65. The SERP was closed to new entrants effective January 1, 2017.
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Compensation Tables
2021 Pension Benefits
The following table shows the present value of accumulated pension benefits that each U.S.-based NEO is eligible to receive under our Retirement Plan and the SERP. Mr. Birkett and Mr. Abraham are not eligible for and did not accrue benefits under the Retirement Plan or SERP. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age, future-credited years of service, form of payment election, applicable interest rates, and regulatory changes.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Eric M. Green	Retirement Plan	7	71,507	—
	SERP	7	294,061	—
			365,568	—
David A. Montecalvo	Retirement Plan	5	57,718	—
	SERP	5	32,787	—
			90,505	—

(1)
Equals the number of full years of credited service as of December 31, 2021. Credited service generally begins with a participant’s hire date and ends with the date of employment termination.

(2)
These present values assume that each NEO retires at age 65 for purposes of the Retirement Plan and the SERP. The assumed cash balance crediting rate is 3.3% in the Retirement Plan and the SERP (crediting rate for Retirement Plan uses prior 5-year average and increased to 3.31% after plan termination date). The discount rate and post-retirement mortality assumptions used in estimating the present values of each NEO’s accumulated pension benefit are set forth below. As no NEOs are eligible for the frozen SERP benefit, those assumptions are not included.

Interest Rate	Post-retirement Mortality Assumption
2.95%
Mortality assumptions utilize: (1) uni-sex (blended 50% male and 50% female) Society of Actuaries’ (“SOA”) Private Retirement Plans (“Pri-2012”) annuitant mortality tables, (2) the SOA’s MP-2021 mortality improvement scale for lump sum payments, (3) the gender-specific Pri-2012 annuitant mortality tables, and (4) the MP-2021 mortality improvement scale for annuity payments. The form of payment assumption is 60% lump sum and 40% annuity payments.

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Compensation Tables
2021 Nonqualified Deferred Compensation
The Employee Deferred Compensation Plan allows highly compensated team members to defer up to 100% of salary and cash bonus. Deferred cash contributions may be invested in a selection of investment options that mirror the funds available under our 401(k) plan.
With respect to team member contributions made before 2019, we matched them at the rate of 100% of the first 3% of salary deferrals, plus 50% of the next 2%, and employer matching contributions are 100% vested. Matching contributions ceased effective January 1, 2019. A non-elective contribution is also made on behalf of participants who exceed the applicable Code limits. Before 2019, participants were eligible to defer payout of annual bonus shares. We contributed one restricted incentive share for each four bonus shares deferred. PSUs remain eligible for deferral.
Incentive shares will vest on the fourth anniversary of the date of contribution or will vest pro rata on retirement, death or disability, if earlier. During the time these awards are deferred, they are deemed invested in our common stock and receive additional credits for DEUs. All deferred stock awards are distributed in shares of common stock.
Amounts deferred in any year, except for matching contributions on cash contributions, will be distributed automatically in a lump sum five years after the year of deferral. A participant may choose to defer these amounts to another date or until termination. Matching contributions are only distributed on termination. Participants may elect to receive distributions on termination in a cash or stock lump sum or up to ten annual installments.
Information regarding NEO’s account balances in the Employee Deferred Compensation Plan is below.
2021 Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Eric M. Green	0	81,952	68,410	394,196
Bernard J. Birkett	0	33,682	11,003	141,042
Silji Abraham	0	21,751	16,641	167,472
David A. Montecalvo	394,251	21,843	13,663	459,004
Kimberly MacKay	0	4,200	0	4,200

(1)
The amounts reported in this column are reflected in this year’s Salary column of the Summary Compensation Table (“SCT”).

(2)
These amounts reflect non-elective contributions made on behalf of participants who exceeded the applicable Code limits in the Employee Deferred Compensation Plan.

(3)
These amounts reflect the net gains attributable to the investment funds in which the executives have chosen to invest and for deferred shares of stock contributed to the Employee Deferred Compensation Plan, net of any distributions or transfers.

(4)
The total balance includes amounts contributed for prior years which have all been previously reported in the SCT for the year those amounts were deferred.

Payments on Disability
Each current NEO has long-term disability coverage, which is available to all eligible U.S. team members. The coverage provides full salary continuation for six months and thereafter up to 60% of pay with a $25,000 monthly limit. Eligible U.S. team members will earn cash balance pay credits until 2019. Team members who are vested in our Retirement Plan also receive continued medical coverage while on disability. Deferred compensation is payable according to the executive’s election. Outstanding unvested stock options granted annually under our LTIP would be forfeited and outstanding vested stock options would be exercisable for the term of the option. Outstanding PSUs and unvested incentive shares would be forfeited when a team member becomes disabled. Lastly, the new hire and recognition RSUs and options granted to Mr. Birkett and Mr. Abraham will vest upon disability.
Payments on Death
Each current U.S.-based NEO has group life insurance benefits that are available to all eligible U.S. team members. The benefit is equal to one year’s salary with a maximum limit of  $500,000, plus any supplemental life insurance elected and paid for by the NEO. Deferred compensation is payable according to the executive’s election on file. Outstanding unvested stock options granted annually under our LTIP, PSUs and incentive shares would be forfeited, and outstanding vested stock options would become exercisable for the term of the option.
The new hire and recognition stock, RSUs and/or options granted to Mr. Birkett and Mr. Abraham will also vest upon death.
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Compensation Tables
Estimated Payments Following Termination
We have an agreement with Mr. Green that entitles him to severance benefits on certain types of employment terminations not related to a CIC. All other NEOs are not covered by an employment agreement, but are eligible for the Company’s U.S.-based severance plan and consistent with those for all U.S. salaried team members and the length of severance benefit is dependent upon years of service and job level. For officers, the severance payment is equal to one year’s salary and benefits continuation at active participant rates, provided the officer has a minimum of one year of service. In addition, all team members are eligible for job transition assistance. To receive benefits under the plan, team members must agree to certain restrictive covenants and a waiver of all claims against West.
Mr. Green
Mr. Green has an employment agreement that entitles him to continuation of his salary and welfare benefits at active team member rates for a period of 12 months, if he is terminated involuntarily other than for “Cause” or the Company gives notice to Mr. Green that it will not renew the term of his employment under the agreement. Mr. Green’s employment agreement does not entitle him to severance payments or continued benefits if his employment is terminated for Cause or because of his death or disability (except as described above).
“Cause” means any willful failure by Mr. Green to perform his duties or responsibilities or comply with any valid and legal directives of the Board; act of fraud; embezzlement; theft or misappropriation of the funds of the Company by Mr. Green; or Mr. Green’s admission to or conviction of a felony or any crime involving moral turpitude, fraud, embezzlement, theft, or misrepresentation; Mr. Green’s engagement in dishonesty, illegal conduct or misconduct that is materially injurious to the Company; Mr. Green’s breach of any material obligation of any written agreement with the Company; or a material violation of a rule, policy, regulation, or guideline imposed by the Company or a regulatory body.
The obligation to pay severance is contingent on Mr. Green’s execution of a release and other customary provisions, including compliance with non-competition, non-solicitation and confidentiality obligations contained in the agreement.
Other NEOs
The RSUs that Mr. Birkett received as a new hire award will vest: (1) in the event of termination other than for Cause; or (2) due to Good Reason. The definitions of  “Cause” and “Good Reason” are substantially the same for all three awards. The RSUs that Mr. Abraham received will only vest early upon death or disability.
“Cause” means (1) an act or acts of dishonesty taken by an NEO; (2) repeated failure by an NEO to perform his or her duties and obligations, which are demonstrably willful and deliberate on the NEO’s part and which are not remedied after the receipt of written notice from the Company; (3) the NEO’s conviction of a felony; or (4) the NEO’s intentional breach of the COBC, which is materially and demonstrably injurious to the Company.
“Good Reason” means the occurrence of any of the following without the NEO’s consent: (1) a material diminution in the NEO’s base salary; (2) a material reduction in the NEO’s duties, authority or responsibilities relative to the NEO’s duties, authority and responsibilities in effect immediately prior to such reduction; or (3) the relocation of the NEO’s principal place of employment in a manner that lengthens by fifty (50) or more miles the NEO’s one-way commuting distance to the NEO’s place of employment; provided that a termination shall only be for Good Reason if: (a) within forty-five (45) calendar days of the initial existence of Good Reason, the NEO provides written notice of Good Reason to the Company; (b) the Company does not remedy said Good Reason within thirty (30) calendar days of its receipt of such notice; and (c) the NEO terminates employment within sixty (60) calendar days after the expiration of such 30-day remedy period.
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Compensation Tables
Estimated Additional Severance Payments
The table below reflects amounts that eligible executives would receive on termination of employment for certain reasons, other than following a CIC. No NEO will receive any enhanced benefit because of a termination for Cause. The amounts do not include amounts payable through a plan or arrangement that is generally applicable to all salaried team members, including equity acceleration values to the extent they apply to all LTIP participants. Under the severance plan, effective January 1, 2021, severance payments for all NEOs except Mr. Green are equal to one years’ salary and benefits continuation at active participant rates provided the officer has a minimum of one year of service.
Name	Event	Cash Severance	Continuation of Welfare Benefits(1)	Vesting of Unvested Equity	Total
Eric M. Green	Involuntary (no Cause) or Good Reason	1,050,000	18,259	0	1,068,259
Bernard J. Birkett	Involuntary (no Cause) or Good Reason	625,000	0	1,176,277	1,801,277
David A. Montecalvo	Involuntary (no Cause) or Good Reason	470,000	0	0	470,000
Silji Abraham	Involuntary (no Cause) or Good Reason	475,000	0	0	475,000

(1)
This amount reflects the current premium incremental cost to us for continuation of elected benefits to the extent required under Mr. Green’s agreement.

Payments on Termination in Connection with a Change-in-Control
We have entered into agreements with each of our U.S.-based NEOs, as well as certain other of our officers, which provide the benefits described below on qualifying terminations of employment in connection with or within two years following a CIC.
All currently employed NEOs except Mr. Green have CIC Agreements that are substantially similar and include the following:
•
Cash severance pay equal to two times the sum of the executive’s highest annual base salary in effect during the year of termination and their target bonus immediately preceding the CIC

•
Immediate vesting of any unvested benefits and matching contributions under our 401(k) plan and the Employee Deferred Compensation Plan as of the termination of the executive’s employment

•
Payment of short-term incentive compensation with respect to the period during which the termination occurs at target levels, prorated for number of days worked in the year

•
Immediate vesting of all unvested stock options, stock appreciation rights (“SARs”), shares of stock, stock units, and other equity-based awards at target levels

•
Continued medical, dental, life, and other benefits for 24 months after termination of the executive’s employment, or until his or her retirement or eligibility for similar benefits with a new employer

•
Payments will be reduced below the applicable threshold in the Code if the NEO would be in a better after-tax position than if the excise tax under Section 4999 of the Code applied

•
Outplacement assistance up to $50,000

The severance payments are payable in monthly installments and if the executive is a key employee at the time of his termination, payments will be delayed six months to the extent required by applicable tax law.
Employment terminations that entitle these executives to receive the severance benefits under a CIC consist of: (1) resignation following a constructive termination of his or her employment; or (2) employment termination other than due to death, disability, continuous willful misconduct, or normal retirement. These terminations must occur within two years after a CIC.
To receive the severance benefits under the agreement, an executive must agree not to be employed by any of the Company’s competitors or compete with the Company in any part of the United States for up to two years following employment termination for any reason and execute a release of claims in favor of the Company.
Mr. Green has a separate employment agreement, with CIC provisions that are substantially similar to the provisions contained in the other NEO agreements except for the following:
•
His payment is two times the sum of his annual base salary plus average of his bonus over the prior three years

•
36-months of benefit continuation instead of 24 months

•
Mr. Green’s benefits may be reduced in the event he retires

•
His agreement does not contain specific language regarding the satisfaction of performance goals for incentive compensation, or a payout of the short-term incentive compensation for the year of termination

66 | 2022 Annual Meeting and Proxy Statement

Compensation Tables
•
The definition of a CIC set forth below requires a change in two-thirds of our Board members rather than three-fourths

•
The definition of  “Cause” and “Constructive Termination,” which is called “Good Reason,” are slightly different and set forth in his employment agreement, which is described under Post-Employment Compensation Arrangements on page 52

Definitions used in the CIC Agreements
The definitions below apply to all agreements, except as specifically noted above for Mr. Green.
Definition of  “Change-in-Control.” For each agreement, a CIC includes any of the following:
•
Any person or entity other than us, any of our current directors or officers or a trustee or fiduciary holding our securities, becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities

•
An acquisition, sale, merger, or other transaction that results in a change in ownership of more than 50% of the combined voting power of our stock

•
A change in the majority of our Board of Directors over a two-year period that is not approved by at least two-thirds of the directors then in office who were directors at the beginning of the period

•
Any event requiring a reporting of a CIC pursuant to the regulations under SEC Form 8-K

•
Execution of an agreement with us, which if consummated, would result in any of the above events

Definition of  “Cause.” Cause generally includes:
•
Acts of dishonesty

•
Repeated failure to perform duties which are demonstrably and deliberate and not remedied after receipt of notice

•
Conviction of a felony

•
Intentional breach of our COBC, which is materially and demonstrably injurious to the Company

Definition of  “Constructive Termination.” A “Constructive Termination” generally includes any of the following actions taken by the Company without the executive’s written consent following a CIC:
•
Significantly reducing or diminishing the nature or scope of the executive’s authority or duties including reporting to someone whose scope of authority is diminished

•
Materially reducing the executive’s annual salary or incentive compensation opportunities

•
Failure of a successor to assume the agreement

•
Changing the executive’s principal office location by more than 50 miles

•
Failing to provide substantially similar fringe benefits, or substitute benefits that were substantially similar to the benefits provided as of the date of the agreement

•
Failing to obtain a satisfactory agreement from any successor to us to assume and agree to perform the obligations under the agreement

2022 Annual Meeting and Proxy Statement | 67

Compensation Tables
Estimated Benefits on Termination Following a Change-in-Control
The following table shows potential payments to our NEOs if their employment terminates following a CIC under existing contracts, agreements, plans, or arrangements. The amounts assume a December 31, 2021 termination date and use the closing price of our common stock as of that date, $469.01. All the values in the table are in U.S. Dollars. Based on current assumptions, modifications to payments are not needed related to golden parachute excise tax.
Name	Aggregate Severance Pay(1) ($)	PSU Acceleration(2) ($)	Vesting of Restricted Stock RSUs(3) ($)	Vesting of Stock Options(4) ($)	Vesting of Matching Contributions(5) ($)	Welfare Benefits Continuation(6) ($)	Outplacement Assistance(7) ($)	Total ($)
Eric M. Green	5,726,672	20,512,839	360,680	45,250,572	—	36,517	50,000	71,937,280
Bernard J. Birkett	2,835,080	4,288,672	1,212,610	9,074,030	—	37,187	50,000	17,497,578
Silji Abraham	2,041,629	2,141,861	100,231	5,191,598	—	1,328	50,000	9,526,647
David A. Montecalvo	2,043,895	2,074,060	94,004	5,661,328	—	25,926	50,000	9,949,213
Kimberly MacKay	860,000	726,665	—	1,192,465	671	36,372	50,000	2,866,173

(1)
For Mr. Green, the aggregate severance pay amount represents two times the sum of the executive’s (a) highest annual base salary in effect during his year of termination and (b) the average of his bonus payout in the three years preceding the CIC (the “Severance Basis”). For all other NEOs, the bonus component of the Severance Basis is equal to their target bonus in the year of termination, and the aggregate severance pay is two times the Severance Basis.

(2)
This amount represents the payout of all outstanding PSU awards on a change-in-control at the target payout.

(3)
This amount represents the value of all unvested restricted awards, which would become vested on a change-in-control (whether or not the awards were deferred).

(4)
This amount is the intrinsic value, which is equal to the fair market value of a share of stock on December 31, 2021, minus the per-share exercise price of all unvested stock options for each executive multiplied by the number of unvested options as of December 31, 2021.

(5)
This amount represents the vesting of any unvested benefits and matching contributions under our 401(k) plan and the Employee Deferred Compensation Plan as of December 31, 2021.

(6)
This amount represents the employer portion of the premiums for medical, dental and life insurance coverage for 24 months.

(7)
This amount estimates the cost of providing outplacement assistance.

CEO Pay Ratio
Applicable SEC rules require the disclosure of our median team member’s pay and the ratio of that pay to our CEO’s pay. Our CEO pay ratio and the underlying compensation and team member count data are reasonable estimates calculated consistent with applicable SEC guidance governing the use of estimates, adjustments and statistical sampling permitted by the SEC.
The median team member’s identity was determined as of December 2020, and we used “base pay” as our compensation definition, which we then calculated as annual base pay based on a reasonable estimate of hours worked during 2020 for hourly workers, and upon salary levels for the remaining team members. We did not utilize cost-of-living adjustments. We annualized pay for those who commenced work during 2021. We used a valid statistical sampling methodology to identify the base pay for the median worker. In addition, in selecting the median worker, as permitted by applicable SEC regulations, we used our global employment roster as of November 30, 2020, but excluded all team members in the following countries (with the number of team members excluded in parentheses): Australia (3), Argentina (6), Italy (10), Spain (5), and Serbia (374). As of November 30, 2020, total number of team members was 9,175, with U.S. team members totaling 4,061 and foreign team members totaling 5,114. As of December 31, 2021, the total number of team members was 10,069, with U.S. team members totaling 4,352 and foreign team members totaling 5,717.
Mr. Green’s 2021 pay, as indicated in our 2021 Summary Compensation Table was $9,467,111 and our median team member’s pay calculated in the same manner was $57,357. The ratio of Mr. Green’s pay to our median worker’s pay as determined under applicable SEC rules, therefore, is: 161:1.
68 | 2022 Annual Meeting and Proxy Statement

Proposal 2
Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation
At our 2021 Annual Meeting, our advisory vote on executive pay was approved by 95.1% of the votes cast. The Board of Directors and its Compensation Committee believed this to be a confirmation that our executive pay accurately and appropriately rewards performance. Previously, a majority of our shareholders approved holding an advisory vote on executive compensation annually. Therefore, we are seeking an advisory vote approving executive compensation again this year.
As described more fully in the “Compensation Discussion and Analysis” section, our executive compensation program is designed to provide competitive executive pay opportunities tied to our short-term and long-term success and attract, motivate and retain the type of executive leadership that will help us achieve our strategic goals. The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.
This vote is advisory and not binding on the Company, the Board and the Compensation Committee. However, the Board and the Compensation Committee are interested in the opinions expressed by our shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the NEOs. We encourage shareholders to review the Compensation Discussion and Analysis section of this Proxy Statement, for details regarding our executive compensation program.
Accordingly, the following resolution will be submitted for a shareholder vote at the 2022 Annual Meeting:
“RESOLVED, That the shareholders of West Pharmaceutical Services, Inc. (the ‘Company’) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosures.”
The Board unanimously recommends a vote FOR the approval, on an advisory basis, of the Company’s Named Executive Officer compensation, as stated in the above resolution.
2022 Annual Meeting and Proxy Statement | 69

Independent Auditors and Fees
Independent Auditors and Fees
Fees Paid to PricewaterhouseCoopers LLP
The following table presents fees for audit and other services provided by PwC for 2021 and 2020. All the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process, and the de minimis exception discussed below.
Type of Fees	2021	2020
Audit Fees	$3,556,000	$2,836,500
Audit-Related Fees	14,200	23,000
Tax Fees	56,000	91,000
All Other Fees	10,500	10,000
Total	$3,636,700	$2,960.500
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services
Our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has delegated authority to Mr. Birkett and Chad Winters, our Chief Accounting Officer, with the Audit Committee Chair’s approval, to engage PwC to perform services of less than $10,000 so long as the provision of those services would not impact the independence of PwC. Additionally, the Committee requires that Mr. Birkett and Mr. Winters report at each meeting regarding the nature and amount of any such services that we have retained. This revised process preserves independence with our registered public accounting firm, while permitting Management the flexibility to use that firm for non-audit fees and services. Subject to a de minimis exception for non-audit services set forth in applicable rules of the SEC, all other services performed by the independent registered public accounting firm and related fees are submitted to the Audit Committee in advance for its approval. Those services must fall within one of the four categories discussed below.
Audit Fees include fees for audit work performed on the financial statements and internal control over financial reporting, and work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits or financial audits for our subsidiaries or affiliates; services associated with SEC registration statements; periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents); and assistance in responding to SEC comment letters.
Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm, including due diligence related to potential business acquisitions/divestitures, financial statement audits of employee benefit plans and special procedures required to meet certain regulatory requirements.
Tax Fees include fees for all services, except those specifically related to the audit of the financial statements, which are performed by the independent registered public accounting firm’s tax personnel and may include tax advice, tax analysis and compliance, and review of income and other tax returns.
All Other Fees are fees for those services not captured in any of the above three categories. The percentage of fees in this category that were approved by the Audit Committee under the de minimis exception was less than 1% of the total fees for 2021.
70 | 2022 Annual Meeting and Proxy Statement

Audit Committee Report
Audit Committee Report
The Audit Committee reviewed the Company’s financial-reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. PwC, the Company’s independent registered public accounting firm, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed with Management and PwC the audited financial statements for the year ended December 31, 2021, Management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting.
The Audit Committee has discussed with PwC the matters that are required to be discussed pursuant to the Public Company Accounting Oversight Board’s Auditing Standard No. 131—Communications with Audit Committees. PwC has provided to the Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and the Committee has discussed with PwC that firm’s independence from the Company.
The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its Management. Based on the considerations and discussions referred to above, the current members of the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2021 be included in the Company’s 2021 Annual Report on Form 10K.
Audit Committee
Thomas W. Hofmann, Chair
William F. Feehery
Robert F. Friel
Deborah L. V. Keller
Douglas A. Michels
2022 Annual Meeting and Proxy Statement | 71

Proposal 3
Proposal 3 — Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention, evaluation, and oversight of the Company’s independent registered public accounting firm. This Committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm.
As part of this review, the Audit Committee reviews PwC’s capabilities and costs, including consideration of non-audit fees and services. Based on this review, the Audit Committee has determined that PwC has performed well, in a cost-effective manner, has a longstanding institutional memory, acts independently of Management, and provides critical input to the Audit Committee. The Committee also considers the impact of changing auditors when assessing whether to retain the current auditor. Therefore, the Audit Committee has appointed PwC as our independent registered public accounting firm for 2022. Although shareholder approval for this appointment is not required, the Audit Committee and our Board are submitting the selection of PwC for ratification to obtain the views of shareholders and as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain PwC. Representatives of PwC will be present at the 2022 Annual Meeting to answer questions and will have the opportunity to make a statement if they desire.
The Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.
72 | 2022 Annual Meeting and Proxy Statement

Voting and Other Information
Voting and Other Information

Shareholders Entitled to Vote
All shareholders of record of our common stock, par value $.25 per share, at the close of business on March 1, 2022, are entitled to receive the Notice and to vote their shares at the meeting. As of that date, 74,353,269 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

How You Can Vote and Engage in the Virtual Shareholder Meeting
If you are a registered shareholder on the record date, you may vote at the Annual Meeting in any of the following ways:
•
Logging on to www.ProxyVote.com

•
Mailing your signed proxy card or voting instruction card to the address provided

•
Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903

In addition, during the virtual Annual Meeting, you will be permitted to vote by entering your 16-digit digital control number found on your proxy card at the meeting-specific website of www.virtualshareholdermeeting.com/WST2022. Online access to the webcast will open 15 minutes prior to the start of the meeting at 10:00 AM U.S. Eastern Daylight Time on May 24, 2022. We encourage all shareholders to test their connection and to log on to the website early.
If you hold shares of the Company in “Street Name,” please follow the voting instructions of the financial institution at which you have an account holding shares of the Company.
Deadline for Voting.   Mailed proxy and voting instruction cards must be received before the meeting. If you are a registered shareholder and virtually attend the meeting, you may vote as described above. “Street Name” shareholders who wish to vote at the meeting may need to follow the voting process of the institution that holds their shares. The deadline for voting by telephone or www.proxyvote.com is 11:59 PM Eastern Time on May 23, 2022.
Asking Questions.   The portal chosen by the Company permits the submission of questions and answers by a chat function or through the company-provided operator similar to the process used for our quarterly earnings release investor calls. Questions must be related to the items on the agenda during the Annual Shareholders Meeting, consistent with applicable law and the rules for an orderly meeting which are published in advance of the meeting. Questions that are not related to the agenda item or are asked after the formal meeting concludes will be reviewed and posted on the Company website, www.westpharma.com, as appropriate. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/WST2022.

How Your Shares Will Be Voted
In each case, for registered shareholders, your shares will be voted as you instruct. If you return a signed proxy card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. You may revoke or change your vote any time before the proxy is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date. Attendance at the meeting will not by itself revoke a previously granted proxy. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “Street Name.” Please refer to “Broker Voting and Votes Required” below to determine how these shares will be counted for each proposal.
Plan Participants.   Any shares you may hold in the West Pharmaceutical Services, Inc. 401(k) Plan or the West Contract Manufacturing Savings and Retirement Plan have been added to your other holdings on your proxy card.
Your completed proxy card serves as voting instructions to the trustee of those plans. You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, phone or mail, all as described on the enclosed proxy card.
If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it received timely voting instructions.
2022 Annual Meeting and Proxy Statement | 73

Voting and Other Information

Broker Voting and Votes Required
For holders in “Street Name,” the Notice would have been made available to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available to you or by following their instructions for voting on the Internet. A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on an item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Although there is no controlling precedent under Pennsylvania law regarding the treatment of broker non-votes in certain circumstances, we intend to apply the principles outlined in the table below:
Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1 — Election of Directors	As this is an uncontested election, the number of votes for a director must exceed the number of votes against a director	Abstentions and broker non-votes will not be considered in determining the outcome of the proposal	No
Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions will have the effect of negative votes and broker non-votes will not be considered in determining the outcome of the proposal	No
Proposal 3 — Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2022	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions will have the effect of negative votes and broker non-votes are not expected as this is a routine matter within the meaning of applicable NYSE rules	Yes
Proxy Solicitation. We do not expect to incur any proxy solicitation costs through any third-party firms in 2022.

Quorum
We must have a quorum to conduct business at the 2022 Annual Meeting. A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum.

Electronic Availability of Proxy Statement and Annual Report
We are pleased to be distributing our proxy materials to certain shareholders via the Internet under the “notice and access” approach permitted by the rules of the SEC. This method conserves natural resources and reduces our costs of printing and mailing while providing a convenient way for shareholders to review our materials and vote their shares.
On April 14, 2022, we mailed a “Notice of Internet Availability” to participating shareholders, which contains instructions on how to access the proxy materials on the Internet.
If you would like to receive a printed copy of our proxy materials, we will send you one free of charge. Instructions for requesting such materials are included in the Notice.
This Proxy Statement and our 2021 Annual Report are available at:
www.westpharma.com/investors/financial
74 | 2022 Annual Meeting and Proxy Statement

Voting and Other Information

Mailings to Multiple Shareholders at the Same Address
We have adopted a procedure called “householding” for making the Proxy Statement and the 2021 Annual Report available. Householding means that shareholders who share the same last name and address will receive only one copy of the materials, unless we are notified that one or more of these shareholders wishes to continue receiving additional copies.
We will continue to make a proxy card available to each shareholder of record. If you prefer to receive multiple copies of the proxy materials at the same address, please contact us in writing or by telephone: Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341, (610) 594-3319.

2021 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2021 are included in our 2021 Annual Report, which we will make available to shareholders at the same time as this Proxy Statement. Our 2021 Annual Report and this Proxy Statement are available from the SEC at its website at www.sec.gov and are posted on our website at www.westpharma.com/investors/financial. If you do not have access to the Internet or have not received a copy of our 2021 Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Delinquent Section 16(a) Reports
Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that each person complied with all reporting requirements for 2021, except the one discussed below.
Due to an administrative error, Mr. Buthman filed a late Form 4 on April 13, 2021 relating to phantom stock transactions beyond his control that occurred on March 31, 2021.

Shareholder Proposals or Nominations
Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at the 2023 Annual Meeting, the proposal must be received by us at our principal executive offices by December 15, 2022 and comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934.
The proposal should be sent to the attention of the Corporate Secretary in writing: West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341; or by telephone: (610) 594-3319.
During 2021, our Board considered amendments to our Bylaws regarding the director nomination process. These changes were adopted on February 25, 2021. Our Bylaws set forth procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of shareholders without seeking access to our proxy materials. Nominations for director nominees or an item of business to be conducted without seeking access to our proxy materials must be submitted in writing to the Corporate Secretary of the Company at our executive offices and should be mailed by certified mail, return receipt requested. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2022 Annual Meeting not less than 120 days nor more than 150 days prior to the anniversary date of the date the Company commenced mailing of this year’s proxy materials for the Annual Meeting. If, however, we fail to disclose the date of next year’s meeting at least 21 days in advance, we must receive your notice within seven days following the announcement of the meeting (but in no event, later than four days before the meeting date).
Additionally, pursuant to the proxy access provisions of our amended and restated Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of
Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing the Secretary of the Company with advance notice of the nomination not less than 120 days nor more than 150 days prior to the anniversary date of the date the Company commenced mailing of this year’s proxy materials for the Annual Meeting.
In each case, whether seeking access to our proxy materials or not, the nomination must contain information about the nominees as specified in our Bylaws, and the notice must include the information specified in our Bylaws, including, but not limited to, information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our shares.
2022 Annual Meeting and Proxy Statement | 75

Voting and Other Information
Universal Proxy Rules.   To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2023. Such notice may be mailed to the Corporate Secretary at the address above.
Except as otherwise required by law, the Chair of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws. You may obtain a copy of our Bylaws by contacting our Corporate Secretary at West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Other Matters
The Board of Directors is not aware of any other matters that will be presented at the 2022 Annual Meeting, and our Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to us before November 24, 2021. However, if any other matter that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
76 | 2022 Annual Meeting and Proxy Statement

2 0 2 1

Business at a Glance

NET SALES

NET SALES BY
GEOGRAPHIC LOCATION

- 45% Americas
- 45% Europe, Middle East, Africa
- 10% Asia Pacific

NET SALES BY
PRODUCT CATEGORY

- 54% High-Value Components
- 23% Standard Packaging
- 5% High-Value Delivery Devices
- 18% Contract-Manufactured Products[3]

NET SALES BY
MARKET GROUP

- 41% Biologics
- 17% Generics
- 24% Pharma
- 18% Contract-Manufactured Products[3]

WEST AWARDS

Newsweek America's Most Responsible Companies

Barron's Top 100 Most Sustainable Companies

Silver Stevie American Business Award – Corporate Social Responsibility

Bronze Stevie American Business Award – Most Valuable Corporate Response to the Pandemic

HIGHLIGHTS

~45b

COMPONENTS SHIPPED, TOUCHING BILLIONS OF PATIENTS

55%

PERCENT OF WEST'S EXECUTIVE MANAGEMENT TEAM COMPRISED OF WOMEN, PEOPLE OF COLOR OR US MINORITIES

3 / 30 / 400+

NUMBER OF SITE EXPANSIONS, FACILITY MODIFICATIONS AND NEW EQUIPMENT INSTALLATIONS, ALL WHILE KEEPING PACE WITH THE GROWING DEMAND

$2.5m

TOTAL CORPORATE AND FOUNDATION GIVING

WEST PHARMACEUTICAL SERVICES, INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342 BRENTWOOD, NY 11717SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 23, 2022 for shares held directly and by 11:59 P.M. Eastern Time on May 21, 2022 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/WST2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 23, 2022 for shares held directly and by 11:59 P.M. Eastern Time on May 21, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D67513-P67507KEEP THIS PORTION FOR YOUR RECORDSWEST PHARMACEUTICAL SERVICES, INC.THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends you vote FOR the following:1. Election of Directors;Nominees:For Against Abstain1a. Mark A. Buthman! ! !The Board of Directors recommends you vote FOR proposals 2 and 3.For Against Abstain1b. William F. Feehery 1c. Robert Friel1d. Eric M. Green 1e. Molly E. Joseph1f. Thomas W. Hofmann 1g. Deborah L. V. Keller 1h. Myla P. Lai-Goldman 1i. Douglas A. Michels 1j. Paolo Pucci! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !2. Advisory vote to approve named executive officer ! ! !compensation; and3. To ratify the appointment of PricewaterhouseCoopers LLP ! ! !as our independent registered public accounting firmfor 2022.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D67514-P67507WEST PHARMACEUTICAL SERVICES, INC.www.virtualshareholdermeeting.com/WST2022 This proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Kimberly B. MacKay and Ryan M. Metz as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of West Pharmaceutical Services, Inc., held of record by the undersigned on March 1, 2022, at the Annual Meeting of Shareholders to be held on May 24, 2022 or any postponement or adjournment thereof.The Annual Meeting of Shareholders will be held at 2:00 PM EDT, on May 24, 2022 virtually at www.virtualshareholdermeeting.com/WST2022.This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.Continued and to be signed on reverse side